EXECUTION COPY (Private)




DATED 8 JUNE 1998



GULFMARK OFFSHORE, INC.
as Parent, the Tranche 1 Borrower and a Tranche 2 Borrower


CHRISTIANIA BANK OG KREDITKASSE ASA
as Administrative Agent and Arranger


THE CHASE MANHATTAN BANK, LONDON BRANCH
as Security and Documentation Agent and Arranger


and


OTHERS

 .............
-------------

U.S.$50,000,000

MULTICURRENCY REVOLVING LOAN AGREEMENT

 ...............
---------------





CLIFFORD CHANCE
CONTENTS

Clause Page No.

1. DEFINITIONS AND INTERPRETATION 1
2. THE FACILITY 18
3. UTILISATION OF THE FACILITY 21
4. PAYMENT AND CALCULATION OF INTEREST 23
5. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES 23
6. NOTIFICATION 24
7. REPAYMENT 25
8. CANCELLATION AND PREPAYMENT 26
9. TAXES 27
10. TAX RECEIPTS 29
11. INCREASED COSTS 30
12. ILLEGALITY 31
13. MITIGATION 31
14. REPRESENTATIONS 32
15. FINANCIAL INFORMATION 36
16. FINANCIAL CONDITION 38
17. COVENANTS 40
18. EVENTS OF DEFAULT 43
19. GUARANTEE AND INDEMNITY 46
20. COMMITMENT COMMISSION AND FEES 49
21. COSTS AND EXPENSES 49
22. DEFAULT INTEREST AND BREAK COSTS 50
23. PARENT'S INDEMNITIES 51
24. CURRENCY OF ACCOUNT AND PAYMENT 52
25. PAYMENTS 53
26. SET-OFF 55
27. SHARING 56
28. THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE BANKS 57
29. ASSIGNMENTS AND TRANSFERS 62
30. ADDITIONAL BORROWERS 64
31. ADDITIONAL GUARANTORS 65
32. ECONOMIC AND MONETARY UNION 66
33. CALCULATIONS AND EVIDENCE OF DEBT 67
34. REMEDIES AND WAIVERS, PARTIAL INVALIDITY 69
35. NOTICES 69
36. COUNTERPARTS 70
37. AMENDMENTS 70
38. GOVERNING LAW 72
39. JURISDICTION 72


THE SCHEDULES

Schedule 1: The Companies
Schedule 2: The Banks
 Part I - Tranche 1
 Part II - Tranche 2A
 Part III - Tranche 2B
Schedule 3: Form of Transfer Certificate
Schedule 4: Conditions Precedent
 Part I - Conditions Precedent to Drawdown
 Part II - Conditions Precedent to Tranche 2A Advance
 Part III - Conditions Precedent to Tranche 2B Advance
Schedule 5: Additional Conditions Precedent for New Borrowers
Schedule 6: Notice of Drawdown
Schedule 7: Ecu
Schedule 8: Existing Encumbrances
Schedule 9: Form of Compliance Certificate
Schedule 10: Form of Borrower Accession Memorandum
Schedule 11: Form of Guarantor Accession Memorandum
Schedule 12: Form of Resignation Notice

THIS AGREEMENT is made on 8 June 1998

BETWEEN

(1) GULFMARK OFFSHORE, INC. a company incorporated in the state of Delaware, United States of America and having its registered office at 5 Post Oak Park, Suite 1170, Houston, Texas 77027 (the "Tranche 1 Borrower", a "Tranche 2 Borrower" and, acting in a separate capacity, the "Parent");

(2) CHRISTIANIA BANK OG KREDITKASSE ASA as administrative agent and as arranger of the Facility (in each separate capacity, the "Administrative Agent" and the "Arranger");

(3) THE CHASE MANHATTAN BANK, LONDON BRANCH as security and documentation agent and as arranger of the Facility (in each separate capacity, the "Security and Documentation Agent" and the "Arranger"); and

(4) THE BANKS (as defined below).

IT IS AGREED as follows.

1. DEFINITIONS AND INTERPRETATION

1.1Definitions
In this Agreement:

"Accession Memorandum" means a Borrower Accession Memorandum or a
Guarantor Accession Memorandum.

"Additional Borrower" means any company which has become an Additional Borrower in accordance with Clause 30 (Additional
Borrowers).

"Additional Guarantor" means any company which has become an Additional Guarantor in accordance with Clause 31 (Additional
Guarantors).

"Additional Obligor" means an Additional Borrower or Additional
Guarantor.

"Advance" means a Tranche 1 Advance and/or a Tranche 2 Advance made or to be made by the Banks hereunder.

"Applicable Margin" is

(a) with respect to Tranche 1
  (i) if the Leverage Ratio is equal to or less than
0.50 to 1.00  1.00% p.a.

(ii) if the Leverage Ratio is equal to or less than 0.60 but greater than 0.50 1.125% p.a.

(iii) if the Leverage Ratio is greater than 0.60  1.375% p.a.

(b) with respect to Tranche 2

(i) if the Leverage Ratio is equal to or less than
0.50 to 1.00  0.80% p.a.

(ii) if the Leverage Ratio is equal to or less than 0.60 but greater than 0.50 1.00% p.a.

(iii) if the Leverage Ratio is greater than 0.60  1.25% p.a.

"Approved Stock Exchange" means, in relation to a Share a stock exchange approved by the Security and Documentation Agent.

"Associated Costs Rate" means in relation to each Advance or Unpaid Sum the percentage rate from time to time determined by the Administrative Agent (in its sole discretion) as reflecting the loss or difference in return which would be suffered by the Administrative Agent, and/or such Bank or Banks as it may from time to time determine (if the Administrative Agent or such Bank or Banks funded such Advance or Unpaid Sum), as a result of:

(a) funding (at LIBOR and on a match-funded basis) (a) any special deposits and (b) any cash ratio deposits required to be placed with the Bank of England (or any other authority which replaces all or any of its functions); and/or

(b) any charge imposed by the Financial Services Authority (or any other authority which replaces all or any of its functions), in respect of eligible liabilities which relate to funding such Advance or Unpaid Sum.

"Authorised Signatory" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Administrative Agent) and in respect of whom the Administrative Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

"Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of the Tranche 1 Commitments and Tranche 2 Commitments at such time less the aggregate of its portions of the Dollar Amounts of the Advances which are then outstanding, provided that such amount shall not be less than zero.
"Available Facility" means, at any time, the aggregate amount of the Available Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

(a) any reduction in the Commitment of a Bank pursuant to the terms hereof;

(b) the Dollar Amount of any Advance which, pursuant to any other drawdown, is to be made; and

(c) the Dollar Amount of any Advance which is due to be repaid, on or before the proposed drawdown date.

"Available Tranche 1 Facility" means, at any time, the aggregate amount of the Available Tranche 1 Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

(a) any reduction in the Tranche 1 Commitment of a Tranche 1 Bank pursuant to the terms hereof;

(b) the Dollar Amount of any Tranche 1 Advance which, pursuant to any other drawdown, is to be made; and

(c) the Dollar Amount of any Tranche 1 Advance which is due to be repaid,on or before the proposed drawdown date.

"Available Tranche 2 Facility" means, at any time, the aggregate amount of the Available Tranche 2 Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

(a) any reduction in the Tranche 2 Commitment of a Tranche 2 Bank pursuant to the terms hereof;

(b) the Dollar Amount of any Tranche 2 Advance which, pursuant to any other drawdown, is to be made; and

(c) the Dollar Amount of any Tranche 2 Advance which is due to be repaid,

on or before the proposed drawdown date.

"Available Tranche 1 Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of the Tranche 1 Commitment at each time less the aggregate of its portions of the Dollar Amount of the Tranche 1 Advances which are then outstanding, provided that each amount shall not be less than zero.

"Available Tranche 2 Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of the Tranche 2 Commitment at each time less the aggregate of its portions of the Dollar Amount of the Tranche 2 Advances which are then outstanding, provided that each amount shall not be less than zero.

"Bank" means any financial institution:

(a) named in Schedule 2 (The Banks); or

(b) which has become a party hereto in accordance with Clause 29.5 (Assignments by Banks) or Clause 29.6
(Transfers by Banks),

and which has not ceased to be a party hereto in accordance with the terms hereof.

"Borrower" means either of the Tranche 1 Borrower or the Tranche 2 Borrower, and each Additional Borrower provided that such Company has not been released from its rights and obligations hereunder in accordance with Clause 30.3
(Resignation of a Borrower).

"Borrower Accession Memorandum" means a memorandum substantially in the form set out in Schedule 10 (Form of Borrower Accession Memorandum).

"Business Day" means a day (other than a Saturday or Sunday) on which (a) banks generally are open for business in London, Oslo and New York City and (b) if such reference relates to a date for the payment or purchase of any sum denominated in:

(i) an Optional Currency other than ecu Provided banks generally are open for business in the principal financial centre of the country of such Optional
Currency; or

(ii) ecu Provided (1) the Ecu Clearing and Settlement System operated by the Ecu Banking Association (or if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for business and (2) banks generally are open for business in the financial centre specified by the Administrative Agent from time to time.

"Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

"Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate amount of the Tranche 1 Commitment and Tranche 2 Commitment set opposite its name in Schedule 2 (The Banks).

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Compliance
Certificate).

"Dispute" means any dispute referred to in Clause 39
(Jurisdiction).

"Dollar Amount" means:

(a) in relation to any Advance, its Original Dollar Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

(b) in relation to the Loan, the aggregate of the Dollar
Amounts of the outstanding Advances.

"eligible liabilities" shall bear the meaning given to it in the Bank of England Act 1998 or by the Bank of England (as may be appropriate) for the time being.

"Encumbrance" means (a) a mortgage, charge, pledge, security interest, lien or other encumbrance securing any obligation of any person or any financial statement filed in respect of any of the foregoing, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

"Environmental Claim" means any claim, proceedings, or investigation by any person pursuant to any Environmental
Law.

"Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business or owns, uses, leases or operates property which law relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

"Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned, used, leased or operated by the relevant member of the Group.

"Event of Default" means any circumstance described as such in Clause 18 (Events of Default).

"Facility" means the Tranche 1 senior unsecured multicurrency revolving loan facility granted to the Tranche 1 Borrower and the Tranche 2 senior multicurrency revolving loan facility granted to the Tranche 2 Borrowers in this Agreement.

"Facility Office" means, in relation to the Administrative Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Administrative Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Administrative Agent.

"Final Maturity Date" means the day which is sixty (60) months after the date hereof.

"Finance Documents" means this Agreement, the Security
Documents, any Borrower Accession Memorandum and any
Guarantor Accession Memorandum.

"Finance Parties" means the Administrative Agent, the
Security and Documentation Agent, the Arrangers (acting in their separate capacities) and the Banks.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a) Indebtedness for Borrowed Money;

(b) any documentary credit facility;

(c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

(d) any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation.

"Group" means the Parent and its subsidiaries for the time being.

"Guarantors" means the Parent and any Additional Guarantor, provided that such company has not been released from its rights and obligations hereunder in accordance with Clause
31.3 (Resignation of a Guarantor).

"Guarantor Accession Memorandum" means a memorandum substantially in the form set out in Schedule 10 (Form of Guarantor Accession Memorandum).

"Indebtedness for Borrowed Money" shall be construed so as to include, without limitation, any indebtedness of any person for or in respect of:

(i) amounts raised by acceptance under any acceptance credit facility;

(ii) amounts raised under any note purchase facility;

(iii) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with generally accepted accounting standards in the United States (as used in the Parent's most recent audited annual consolidated financial statements from time to time), be treated as finance or capital leases;

(iv) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of one hundred and eighty days; and

(v) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing
(excluding, for the avoidance of doubt, indebtedness incurred in relation to commercial transactions).

"Instructing Group" means:

(a) whilst no Advances are outstanding, a Bank or Banks whose Commitments amount (or, if each Bank's
Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty-six and two thirds per cent. (66?%) of the Total Commitments; and

(b) whilst at least one Advance is outstanding, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. (66?%) of the Dollar Amount of the Loan is owed.

"LIBOR" means, in relation to any amount owed by an Obligor hereunder on which interest for a given period is to accrue:

(a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate
Screen which displays an average British Bankers
Association Interest Settlement Rate for the currency of the relevant amount (being currently "3740" or, as the case may be, "3750") for such period at or about
11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average British Bankers
Association Interest Settlement Rate for such currency as the Administrative Agent, after consultation with the Banks and the Borrower shall select; or

(b) if no quotation for the relevant currency and the relevant period is displayed and the Administrative
Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Administrative Agent) each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency of such amount and for such period at or about 11.00 a.m.
on the Quotation Date for such period.

"Loan" means the aggregate principal amount for the time being outstanding hereunder.

"Market Price of a Share" means, at any time, in relation to any Share, the price in dollars (or its equivalent in dollars) (a) as most recently published on the Approved Stock Exchange on which such share is quoted or (b) as most recently determined by an independent and internationally recognised firm of investment bankers acceptable to the Administrative Agent.

"Market Value of a Vessel" means, at any date, the value shown in a certificate of valuation (the "Borrower's
Valuation Certificate") prepared:

(a) as at a date not more than fourteen (14) days previously;

(b) by an independent sale and purchase shipbroker which the Borrower has appointed;

(c) with or without physical inspection of that Vessel (as the Banks may require);

(d) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

Provided that if the Banks at any time obtain a certificate of valuation (the "Banks' Valuation Certificate") from an independent sale and purchase shipbroker, prepared on the same basis as that prepared by the independent sale and purchase shipbroker appointed by the Borrower, the Market Value of a Vessel shall mean the arithmetic mean of the values shown in the Borrower's Valuation Certificate and the Banks' Valuation Certificate.3

"Material Adverse Effect" means a material adverse effect on
(a) the ability of the Obligors to meet their obligations to any of the Finance Parties hereunder or under any of the Security Documents to which any Obligor is a party or (b) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party thereunder.

"Material Subsidiary" means, at any time, a subsidiary of the Parent resident for tax purposes in the United States of America which has:

(a) profits before interest and tax representing 10 per cent. or more of the consolidated profits before interest and tax of the Group;

(b) tangible net worth representing 10 per cent. or more of consolidated tangible net worth of the Group; and/or

(c) turnover representing 10 per cent. or more of consolidated turnover of the Group,

in each case calculated on a consolidated basis. Compliance with the conditions set out in paragraphs (a), (b) and (c) above shall be determined by reference to the most recent Compliance Certificate executed by the Parent's auditors and/or the latest audited financial statements of such subsidiary (consolidated in the case of a subsidiary which itself has subsidiaries) and the latest audited consolidated financial statements of the Group provided that:

(i) if a subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, such financial statements shall be adjusted in order to take into account the acquisition of such subsidiary (such adjustment being certified by the Group's auditors as representing an accurate reflection of the revised consolidated profits before interest and tax or turnover of the Group);

(ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated financial statements are prepared and audited, its consolidated profits before interest and tax, consolidated tangible net worth and turnover shall be determined on the basis of pro forma consolidated financial statements of the relevant subsidiary and its subsidiaries, prepared for this purpose by the auditors of the Parent or the auditors for the time being of the relevant subsidiary; and

(iii) if any intra-group transfer or re-organisation takes place, the audited financial statements of the Group and of all relevant subsidiaries shall be adjusted by the Group's auditors in order to take into account such intra-group transfer or reorganisation.

A report by the auditors of the Parent that a subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Notwithstanding the foregoing, GMRK Inc., a Delaware company and wholly owned subsidiary of the Parent, shall not, for the purposes of this Agreement, be deemed to be a Material
Subsidiary of the Parent.

"Minimum Scheduled Reduction Repayment" means, in relation to any Reduction Date, the minimum instalment of the Loan which must be repaid to ensure the Total Tranche 1 Commitments and the Total Tranche 2 Commitments shall have been reduced by the aggregate percentage set opposite such Reduction Date in the table in Clause 7.2 (Scheduled Reduction Payment).

"Notice of Drawdown" means a notice substantially in the form set out in Schedule 4 (Notice of Drawdown).

"Obligors" means the Borrowers and the Guarantors.

"Optional Currency" means domestic sterling, Norwegian Kroner and ecu (except dollars) which is freely transferable and freely convertible into dollars, which is available to banks in the London Interbank Market and any other currency which has been previously approved in writing by the Administrative Agent (acting on the instructions of all the Banks) as an optional currency for the purposes of any drawdown at least three Business Days prior to delivery of the Notice of Drawdown for such Advance.

"Original Dollar Amount" means, in relation to an Advance, the amount thereof requested in the Notice of Drawdown relating thereto (as the same may be reduced pursuant to Clause 3.6 (Reduction of Available Commitment)) or, if such Advance is not denominated in dollars, the equivalent of such amount (as the same may be so reduced) in dollars, calculated as at the date of such Notice of Drawdown.

"Original Financial Statements" means:

(a) in relation to the Parent, its audited consolidated financial statements for its financial year ended 31
December 1997;

(b) in relation to any Additional Obligor, its financial statements, audited (if required by the Security and Documentation Agent) delivered pursuant to Schedule 5
(Additional Conditions Precedent).

"Original Market Value" means an amount equal to the original purchase price or cost of the Vessel.

"Permitted Encumbrance" means:

(a) any Encumbrance specified in Schedule 8 (Existing
Encumbrances), provided that the amount thereby secured is not increased;

(b) Encumbrances securing Project Finance Indebtedness;

(c) Encumbrances securing refinancing indebtedness, provided that the principal amount of such indebtedness is not increased and such Encumbrance does not extend to any assets other than those that were subject to the Encumbrance securing the indebtedness to be refinanced;

(d) any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

(e) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

(f) Encumbrances created with the prior written consent of the Banks;

(g) Encumbrances arising from the Security Documents;

(h) any lien (excluding any tax liens arising under U.S.
Federal laws) arising by operation of law and in the normal course of business, provided that such lien is discharged within thirty days of arising or, if contested in good faith, suitable security satisfactory to the Banks is provided therefor; and

(i) any other encumbrance securing obligations up to an amount of $1,000,000.

"Potential Event of Default" means any event which may become
(with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

"Proportion" means, in relation to a Bank:

(a) whilst no Advances are outstanding, the proportion borne by such Bank's Commitment to the Total
Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

(b) whilst at least one Advance is outstanding, the proportion borne by such Bank's share of the Dollar
Amount of the Loan to the Dollar Amount of the Loan.

"Project Finance Indebtedness" means any indebtedness incurred to finance the ownership, acquisition, construction, development and/or operation of an asset in respect of which the person or persons to whom such indebtedness is or may be owed by the relevant debtor (whether or not a member of the Group) have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

(i) recourse to such debtor for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(ii) recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any Encumbrance given by such debtor over such asset or the income, cash flow or other proceeds deriving therefrom to secure such indebtedness or any recourse referred to in (iii) below, Provided that (A) the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement, and (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding-up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save for the assets the subject of such encumbrance); and/or

(iii) recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

"Reduction Date" shall have the meaning given to such term in Clause 7.2 (Scheduled Reduction Repayment).

"Reference Banks" means the principal London office of The
Chase Manhattan Bank, and the principal Oslo office of Christiania Bank og Kreditkasse ASA.

"Relevant Jurisdiction" means, in relation to an Obligor, the jurisdiction of incorporation of such Obligor, together with those jurisdictions where such Obligor has substantial operations or assets.

"Repayment Date" means, in relation to any Advance, the last day of the Term thereof.

"Repeated Representations" means each of the representations set out in Clause 14.1 (Status) to, and including, Clause
14.24 (Year 2000).

"Resignation Notice" means a notice substantially in the form set out in Schedule 11 (Form of Resignation Notice).

"Rollover Advance" means an Advance which is used to refinance a maturing Advance and which is in the same amount and the same currency as such maturing Advance and is to be drawn on the day such maturing Advance is to be repaid.

"Security Documents" means the security document and associated arrangements to be entered into pursuant to Clause
2.3(b) and 2.3(c) (Conditions Precedent).

"Selected Currency" is defined in Clause 24.2 (Unavailability of ECU/ecu).

"Shares" means the shares acquired by a Borrower, pursuant to utilisation of the Tranche 2 Facility, in companies operating within the same industry as the Parent.

"Term" means, save as otherwise provided herein:

(a) in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto; and

(b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 22.1 (Default Interest Periods).

"Total Commitments" means, at any time, the aggregate of the Total Tranche 1 Commitments and the Total Tranche 2
Commitments (as the same may be increased pursuant to Clause
2.6).

"Total Tranche 1 Commitments" means the aggregate of the Tranche 1 Commitments of the Banks (as the same may be increased pursuant to Clause 2.6).

"Total Tranche 2A Commitments" means the aggregate of the Tranche 2A Commitments of the Banks (as the same may be increased pursuant to Clause 2.6).

"Total Tranche 2B Commitments" means the aggregate of the Tranche 2B Commitments of the Banks (as the same may be increased pursuant to Clause 2.6).

"Total Tranche 2 Commitments" means the aggregate of the Total Tranche 2A Commitments and the Total Tranche 2B
Commitments (as the same may be increased pursuant to Clause
2.6) divided by two.

"Tranche 1 Advance" means an advance made or to be made by the Banks under Tranche 1.

"Tranche 2 Advance" means a Tranche 2A Advance and/or a
Tranche 2B Advance made or to be made by the Banks under Tranche 2.

"Tranche 2A Advance" means an advance made or to be made by the Banks in relation to a Vessel under Tranche 2.

"Tranche 2B Advance" means the advance made or to be made by the Banks in relation to Shares under Tranche 2.

"Tranche 2 Borrower" means the Parent and/or any subsidiary of the Parent (a list of which as at the date hereof are set out in Schedule 1) who may become an Additional Borrower pursuant to Clause 30.

"Tranche 1 Commitment" means in relation to a Bank at any time the amount set opposite its name in Part I in Schedule 2
(as the same may be increased pusuant to Clause 2.6 (Increase of the Facility Amount)).

"Tranche 2A Commitment" means in relation to a Bank at any time the amount set opposite its name in Part II in Schedule
2 (as the same may be increased pursuant to Clause 2.6
(Increase of the Facility Amount)).

"Tranche 2B Commitment" means in relation to a Bank at anytime the amount set opposite its name in Part III in
Schedule 2 (as the same may be increased pursuant to Clause
2.6 (Increase of the Facility Amount)).

"Tranche 1 Facility" means the Tranche 1 senior unsecured multicurrency revolving loan facility granted to the Tranche
1 Borrower.

"Tranche 2 Facility" means the Tranche 2 senior secured multicurrency revolving loan facility granted to the Tranche
2 Borrower.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) signed by a Bank and a Transferee under which:

(a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder upon and subject to the terms and conditions set out in Clause 29.3
(Assignments and Transfers by Banks); and

(b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Administrative Agent as contemplated in Clause 29.6 (Transfers by Banks).

"Transfer Date" means, in relation to any Transfer
Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

"Transferee" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations hereunder.

"Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause 22.1 (Default Interest Periods).

"Valuation Day" means the day two Business Days before the relevant payment is due or such other day as the Administrative Agent considers appropriate.

"Vessel" means a vessel of certain specifications, such specifications to be agreed by the Administrative Agent and the Parent.

1.2 Interpretation
Any reference in this Agreement to:

the "Administrative Agent", the "Security and Documentation
Agent or any "Bank" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

"continuing", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

a "currency" includes the ecu and any other currency unit which is freely traded by banks internationally;

the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Administrative Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day, provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay"
(or, as the case may be, the corresponding derivative form thereof);

a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

(a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

"tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 Currency Symbols
"$", "dollars" and "Dollars" denote lawful currency of the United States of America, "sterling" denotes lawful currency of the United Kingdom, "NOK" denotes lawful currency of the Kingdom of Norway, "ecu" denotes a unit of account identical in value to the ECU (or European Currency Unit) and "ECU" denotes the unit of account for the time being used in the European Communities and described in Schedule 7 (Ecu).

1.4 Agreements and Statutes
Any reference in this Agreement to:

1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.
1.5 Headings
Clause and Schedule headings are for ease of reference only.

1.6 Time
Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Oslo time.

1.7 Economic and Monetary Union Definitions
In Clause 32 (Economic and Monetary Union) and in each other provision of this Agreement to which reference is made in Clause 32 expressly or impliedly:

"Commencement Date" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be 1 January 1999) or on which circumstances arise which (in the opinion of an Instructing Group) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

"EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

"EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

"euro" means the single currency of participating member states of the European Union.

"euro unit" means the currency unit of the euro.

"national currency unit" means the unit of currency (other than a euro unit) of a participating member state.

"participating member state" means each state so described in any EMU legislation.

"Treaty on European Union" means the Treaty of Rome of 25
March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7
February 1992 and came into force on 1 November 1993).

 PRIVATE  2.  THE FACILITY

2.1 Grant of the Facility
The Banks grant to the Tranche 1 Borrower and, with respect to Tranche 2, grant to the Borrowers, upon the terms and subject to the conditions hereof, a senior multicurrency revolving loan facility in an aggregate principal amount outstanding at any one time of up to $50,000,000 or its equivalent from time to time in Optional Currencies which shall be made available in two tranches of $25,000,000
(hereafter referred to as "Tranche 1" and "Tranche 2"), and which amount may be increased pursuant to Clause 2.6
(Increase of the Facility Amount).

2.2 Purpose and Application
2.2.1	The proceeds of Tranche 1 are intended for general
corporate purposes and, accordingly, the Tranche 1
Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of its general corporate financing requirements and none of the Finance Parties shall be obliged to concern themselves with such application.

2.2.2 The proceeds of Tranche 2 are intended to be used towards either financing the acquisition of up to fifty (50) per cent of the acquisition cost of Shares or the financing of up to sixty five (65) per cent of the purchase price of, or cost of, a Vessel.

2.3 Conditions Precedent
Save as the Banks may otherwise agree:

(a) the Tranche 1 Borrower may not deliver any Notice of Drawdown in respect of Tranche 1 unless the Administrative Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Part I of Schedule 4
(Conditions Precedent);

(b) a Tranche 2A Borrower may not deliver any Notice of Drawdown in respect of Tranche 2A unless the Administrative Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Part II of Schedule 4
(Conditions Precedent);

(c) a Tranche 2B Borrower may not deliver any Notice of Drawdown in respect of Tranche 2B unless the Administrative Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Part III of Schedule 4
(Conditions Precedent);

(d) any Additional Borrower may not deliver any Notice of Drawdown unless the Administrative Agent has confirmed to the Parent it has received all of the documents listed in Schedule 5 relating to such Borrowers, and that each is, in form and substance, reasonably satisfactory to the Administrative Agent.

2.4 Banks' Obligations Several
The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5 Banks' Rights Several
The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt.
Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

2.6 Increase of the Facility Amount
(a) Increase Request
The Borrower may prior to the first Reduction Date request the Administrative Agent in writing (an
"Increase Request") to increase the Total Commitments:

(i) with respect to Tranche 1, at any time through the participation of one or more additional banks, an amount of up to $5,000,000; and/or

(ii) with respect to Tranche 2, at any time through the participation of one or more additional banks, an amount of up to $20,000,000,

provided that the aggregate increase in Total
Commitments pursuant to Clauses 2.6(a)(i) and (ii) shall not exceed $25,000,000.

The Increase Request shall specify the amount (the
"Increase Amount") by which the Borrower wishes to increase the Total Commitments, the purpose to which such additional amounts shall be applied and such other information as the Borrower believes the Banks may require to evaluate the request.

(b) Bank Consent
The Administrative Agent shall promptly notify the Banks of receipt of an Increase Request and will inform each Bank of the Increase Amount requested therein. Each Bank shall notify the Administrative
Agent in writing whether or not it will participate in such increase to the Total Commitments and, if it will not, whether or not it consents to the increase in the Total Commitments. Any increase in the Total
Commitments under this Clause 2.6 (Increase of the Facility Amount) shall require the consent of all the Banks and any participation by a Bank shall be at the sole discretion of such Bank and none of the Banks shall be obliged to participate in an Increase Amount.
 If some but not all the Banks do consent to a request for an increase in the Total Commitments then the terms and conditions concerning any such increase shall require the consent of all the Banks.

(c) Dissenting Banks
If any Bank (a "Dissenting Bank") does not consent to an increase in the Total Commitments and any other
Bank(s) and/or other financial institution(s) acceptable to the Borrower (each an "Acceptable Bank") are willing to assume all of the Commitments of such Dissenting Bank, the Dissenting Bank shall upon request by the Borrower (which request shall be given in writing to the Administrative Agent who shall promptly notify the Dissenting Bank of the same) transfer all of its rights, benefits and obligations hereunder to such Banks and/or Acceptable Banks. This paragraph (c) (Dissenting Banks) shall not apply to a Bank which consents to but does not participate in an increase to the Total Commitments.

(d) Accession of New Bank
If the Total Commitments are to be increased under this Clause 2.6 (Increase of the Facility Amount) and an
Acceptable Bank has agreed to participate in such increase but no rights, benefits or obligations of a person which is then a Bank hereunder will be transferred to such Acceptable Bank, such Acceptable
Bank shall accede to this Agreement by executing and delivering an Accession Memorandum to the Administrative Agent. Such Acceptable Bank shall become a Bank hereunder upon execution of such Accession Memorandum and its Commitment on the date of execution shall be the amount specified in the notice referred to in paragraph (e) (Commitment Increase) below.

(e) Commitment Increase
The Administrative Agent, the Banks and the Acceptable
Banks which wish to participate in the increase in the Total Commitments will, in consultation with the Borrower, agree the participation by each Bank or Acceptable Bank in such increase and the Administrative Agent shall notify each of the Banks and the Acceptable Banks of the amount of its participation in such increase (its "Increase
Commitment") and, the Increase Commitment of each other Bank or Acceptable Bank and any other change to the Commitments.

(f) New Borrowing
The Administrative Agent shall notify the Borrower in writing of the proportion of the Increase Amount in which the Banks and/or Acceptable Banks have agreed to participate (the "New Borrowing") and the date on which such New Borrowing will be made available (the
"Effective Date"). Subject to the terms and conditions hereof, the Total Commitments shall be increased by an amount equal to the New Borrowing as of the Effective Date and as from such date the Commitment of each Bank or Acceptable Bank (provided such Acceptable Bank has complied with Clause 2.6(d)
(Accession of New Bank) shall be increased by or, as the case may be, shall be an amount equal to its Increase Commitment.

 PRIVATE  3.  UTILISATION OF THE FACILITY

3.1 Delivery of Notice of Drawdown
The Borrower may from time to time request the making of an Advance by the delivery to the Administrative Agent, not more than ten nor less than three Business Days before the proposed date for the making of such Advance, of a completed
Notice of Drawdown therefor.

3.2 Drawdown Details
Each Notice of Drawdown delivered to the Administrative Agent pursuant to Clause 3.1 (Delivery of Notice of Drawdown) shall specify:

3.2.1 the proposed date for the making of the Advance requested, which shall be a Business Day falling one month or more before the Final Maturity Date and which shall be at least five Business Days after the date upon which the previous Advance (if any) was made;

3.2.2 the currency of denomination of the Advance requested, which shall be dollars or an Optional Currency, provided that, if the Borrower selects an Optional
Currency, the Borrower may also select dollars to apply if its first selection becomes ineffective pursuant to Clause 3.3 (Conditions for Drawing in an Optional Currency);

3.2.3 the amount of the Advance requested, which shall be:

(i) in respect of any Tranche 1 Advance, which shall be (a) (if less than the Available Tranche 1
Facility) an amount of not less than $2,500,000
(or if the Tranche 1 Advance is to be denominated in an Optional Currency, such comparable and convenient amount thereof as the Administrative
Agent may from time to time specify) or (b) equal to the amount of the Available Tranche 1 Facility;

(ii) in respect of any Tranche 2A Advance, (a) (if less than the Available Tranche 2A Facility) an amount of not less than $2,500,000 (or, if the Tranche 2A
Advance is to be denominated in an Optional
Currency, such comparable and convenient amount thereof as the Administrative Agent may from time to time specify) or (b) equal to the amount of the Available Tranche 2A Facility;

(iii) in respect of any Tranche 2B Advance, (a) (if less than the Available Tranche 2B Facility) an amount of not less than $2,500,000 (or, if the Tranche 2B is to be denominated in an Optional Currency, such comparable and convenient amount thereof as the Administrative Agent may from time to time specify) or (b) equal to the amount of the Available Tranche 2B Facility;

3.2.4 the proposed Term of the Advance requested, which shall be a period of one, three, six months or such longer period as may be agreed by the Banks ending on or before the Final Maturity Date; and

3.2.5 the account to which the proceeds of the proposed drawdown are to be paid.

3.3 Conditions for Drawing in an Optional Currency
If the Borrower requests that an Advance be denominated in an Optional Currency but:

3.3.1 no later than 11.00 a.m. on the Quotation Date for such Advance, the Administrative Agent notifies the Borrower and the Banks that the Administrative Agent is of the opinion that it is not feasible for such Advance to be denominated in such Optional
Currency; or

3.3.2 to give effect to such request would cause the Loan to be denominated in more than 4 Optional Currencies,

then, unless the Borrower and the Banks otherwise agree, such Advance shall not be made unless the Borrower specified in the Notice of Drawdown in respect of such Advance that in such event such Advance should be denominated in dollars in which case such Advance shall be made in dollars in an amount equal to the Original Dollar Amount relating to such Notice of Drawdown.

3.4 Drawdown Conditions
Subject to Clause 2.3 (Conditions Precedent), if the Borrower requests an Advance in accordance with the preceding provisions of this Clause 3 and, on the proposed date for the making of such Advance:

3.4.1 (save in relation to a Rollover Advance) neither of the events mentioned in sub-clauses 5.1.1 and 5.1.2 of Clause 5.1 (Market Disruption) shall have occurred;

3.4.2 the Original Dollar Amount of such Advance does not exceed the Available Facility; and

3.4.3 on and as of the proposed date for the making of such Advance (i) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing and (ii) the Repeated Representations are true in all material respects, then, save as otherwise provided herein, such Advance will be made in accordance with the provisions hereof.

3.5 Each Bank's Participation
Each Bank will participate through its Facility Office in each Advance made pursuant to this Clause 3 (Utilisation of the Facility) in the proportion borne by its Available
Commitment to the Available Facility immediately prior to the making of that Advance.

3.6 Reduction of Available Commitment
If a Bank's Commitment is reduced in accordance with the terms hereof after the Administrative Agent has received the Notice of Drawdown for an Advance and such reduction was not taken into account in the Available Facility, then both the Original Dollar Amount and the amount of that Advance shall be reduced accordingly.

 PRIVATE  4.  PAYMENT AND CALCULATION OF INTEREST

4.1 Payment of Interest
On the Repayment Date relating to each Advance (and, if the Term of such Advance exceeds six months, on the expiry of each period of six months during such Term) the Borrower shall pay accrued interest on that Advance.

4.2 Calculation of Interest
The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of the Applicable Margin at such time, the Associated Costs Rate in respect thereof at such time and LIBOR on the Quotation Date therefor.

 PRIVATE  5.  MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

5.1 Market Disruption
If, in relation to any Advance or Unpaid Sum:

5.1.1 LIBOR is to be determined by reference to Reference
Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Term none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant Term; or

5.1.2 before the close of business in London on the Quotation
Date for such Advance or Unpaid Sum the Administrative
Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance if made would be owed (or such Unpaid Sum is owed) that the LIBOR rate does not accurately reflect the cost of funding its participation in such Advance or Unpaid Sum, then, the Administrative Agent shall notify the other parties hereto of such event and, notwithstanding anything to the contrary in this Agreement, Clause 5.2 (Substitute Term and Interest Rate) shall apply to such Advance (if it is a Rollover Advance) or Unpaid Sum. If sub-clauses 5.1.1 or
5.1.2 applies to a proposed Advance, such Advance other than a Rollover Advance shall not be made.

5.2 Substitute Term and Interest Rate
If sub-clause 5.1.1 of Clause 5.1 (Market Disruption) applies to a Rollover Advance, the duration of the relevant Term shall be one month or, if less, such that it shall end on the Final Maturity Date. If either sub-clause 5.1.1 or 5.1.2 of Clause 5.1 (Market Disruption) applies to a Rollover Advance or an Unpaid Sum, the rate of interest applicable to each Bank's portion of such Rollover Advance or Unpaid Sum during the relevant Term shall (subject to any agreement reached pursuant to Clause 5.3 (Alternative Rate)) be the rate per annum which is the sum of:

5.2.1 the Applicable Margin at such time; and

5.2.2 the rate per annum notified to the Administrative Agent by such Bank before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may select its portion of such Rollover Advance or Unpaid Sum during such Term.

5.3 Alternative Rate
If (a) either of those events mentioned in sub-clauses 5.1.1 and 5.1.2 of Clause 5.1 (Market Disruption) occurs in relation to an Advance or Unpaid Sum or (b) by reason of circumstances affecting the London Interbank Market during any period of three consecutive Business Days LIBOR is not available for dollars to prime banks in the London Interbank Market, then if the Administrative Agent or the Parent so requires, the Administrative Agent and the Parent shall enter into negotiations with a view to agreeing a substitute basis
(i) for determining the rates of interest from time to time applicable to the Advances and Unpaid Sums and/or (ii) upon which the Advances and Unpaid Sums may be maintained (whether in dollars or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, provided that the Administrative Agent may not agree any such substitute basis without the prior consent of each Bank.

 PRIVATE  6.  NOTIFICATION

6.1 Advances and Term
Not less than three Business Days before an Advance is to be made the Administrative Agent shall notify each Bank of the proposed Dollar Amount of the relevant Advance, its proposed Term, whether or not such Advance is to be denominated in an Optional Currency (and, if so, the amount of such Advance in the relevant Optional Currency) and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.5 (Each Bank's Participation).

6.2 Interest Rate Determination
The Administrative Agent shall promptly notify the Parent and the Banks of each determination of LIBOR and the Applicable
Margin.

6.3 Changes to Currency or Interest Rates
The Administrative Agent shall promptly notify the Parent and the Banks of any change (a) to the proposed currency of an Advance occasioned by the operation of Clause 3.3 (Conditions for Drawing in an Optional Currency) or (b) in interest rate or Term occasioned by the operation of Clause 5 (Market Disruption and Alternative Interest Rates).

 PRIVATE  7.  REPAYMENT

7.1 Scheduled Repayments
Each Borrower to which an Advance has been made shall repay each Advance made to it in full on the Repayment Date relating thereto.

7.2 Scheduled Reduction Repayment
(a) On or prior to the close of business in New York on each of the following dates (the "Reduction Dates")
(i) the Total Tranche 1 Commitments and the Total
Tranche 2 Commitments shall be irrevocably reduced
(and the Tranche 1 Commitments and Tranche 2
Commitments of the Banks shall be reduced rateably) by an aggregate amount such that the aggregate reduction, expressed as a percentage, of the Total Tranche 1
Commitments and the Total Tranche 2 Commitments at the date hereof (or as increased pursuant to Clause 2.6
(Increase of the Facility Amount)) is equal to or greater than the Aggregate Percentage Reduction set out below the percentage figure and (ii) the Borrowers shall ensure the Loan is repaid in an instalment equal to the amount (if any) required to ensure the Total
Tranche 1 Commitments and the Total Tranche 2
Commitments shall be so reduced (the "Scheduled
Reduction Repayment").

Reduction Date           Aggregate Percentage
(from the date of this Agreement)   Reduction

                                 %
39 months                     12.5
42 months                     25.0
45 months                     37.5
48 months                     50.0
51 months                     62.5
54 months                     75.0
57 months                     87.5
60 months                    100.0

(b) Any Scheduled Reduction Repayment made on a Reduction
Date shall not be available for reborrowing thereafter.

7.3 Mandatory Repayments in respect of Vessels
In the event any Vessel financed through the Tranche 2A Facility is sold or is or becomes or is declared an actual or constructive or comprised or agreed total loss then the Parent shall apply or procure the application of the proceeds of sale or insurance proceeds or any requisition compensation in respect thereof:

7.3.1 if the Tranche 2A Facility has been utilised in respect of a single Vessel or alternatively if no other Vessel will remain after such sale or loss, in repayment of all amounts owed under the Tranche 2A Facility; and

7.3.2 otherwise, in repayment of that proportion of the aggregate principal amounts outstanding under any Tranche 2A Facility which is equal to the Market Value of the Vessel sold or so lost, divided by the aggregate
Market Value of the remaining Vessel or Vessels including the Vessel sold or lost,

 together, with such amount (if any) as is necessary to ensure compliance with Clause 16.2 (Minimum Value).

7.4 Mandatory Repayments in respect of Shares
In the event any of the Shares financed through the Tranche
2B Facility are sold then the Parent shall apply, or procure the application of, the proceeds of sale in respect thereof:

7.4.1 if all of the Shares, in repayment of all amounts owed under the Tranche 2B Facility; and

7.4.2 otherwise, if part of the Shares are sold, in repayment of that proportion of the aggregate amounts outstanding under Tranche 2B Facility which is equal to the proportion by value of those Shares sold, together, with such amount (if any) as is necessary to ensure compliance with Clause 16.2 (Minimum Value).

7.5 Redrawing of Amounts Mandatorily Repaid
Save as otherwise provided herein, amounts repaid pursuant to Clause 7.3 (Mandatory Repayments in respect of Vessels) and
Clause 7.4 (Mandatory Repayments in respect of Shares) shall be available for reborrowing hereunder.

 PRIVATE  8.  CANCELLATION AND PREPAYMENT

8.1 Cancellation
The Parent may, by giving to the Administrative Agent not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of $1,000,000) of the Available Facility. Any such cancellation shall reduce the Available Commitment and Commitment of each Bank rateably.

8.2 Prepayment
The Borrower may, by giving to the Administrative Agent not less than ten Business Days prior notice to that effect, prepay the whole or any part of an Advance (being an amount such that the Dollar Amount of such Advance will be reduced by an amount of not less than $1,000,000 and an integral multiple of $500,000).

8.3 Notice of Cancellation or Prepayment
Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 8.1 (Cancellation) or Clause 8.2
(Prepayment) shall be irrevocable and shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment.

8.4 Cancellation of a Bank's Commitment
If:

8.4.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 9.1 (Tax
Gross-up); or

8.4.2 any Bank claims indemnification from the Borrower under Clause 9.2 (Tax Indemnity) or Clause 11.1
(Increased Costs),

the Borrower may, whilst such circumstance continues, by not less than ten Business Days' prior notice to the Administrative Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to participate in further Advances and its Commitment shall be reduced to zero.

8.5 Prepayment of a Bank's Commitment
If the Borrower gives notice pursuant to Clause 8.4
(Cancellation of a Bank's Commitment), it shall, at the time such notice expires prepay the relevant Bank's portion of all outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

8.6 No Other Repayments
The Borrower shall not repay all or any part of any Advance except at the times and in the manner expressly provided herein.

 PRIVATE  9.  TAXES

9.1 Tax Gross-up
All payments to be made by an Obligor to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a sum net equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2 Tax Indemnity
Without prejudice to Clause 9.1 (Tax Gross-up), if any person or the Administrative Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on the net income of its Facility Office in the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable) by such person or the Administrative Agent on its behalf hereunder (including, without limitation, any sum received or receivable under this Clause 9) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Administrative Agent on its behalf, the Parent shall, upon demand of the Administrative Agent, promptly indemnify against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

9.3 Claims by Banks
A Bank intending to make a claim pursuant to Clause 9.2 (Tax Indemnity) shall notify the Administrative Agent of the event by reason of which it is entitled to make such claim, whereupon the Administrative Agent shall notify the Parent thereof Provided that nothing herein shall require any Bank to disclose any confidential information relating to the organisation of its affairs.

9.4 Banks' Tax Status Confirmation
Each Bank confirms in favour of the Administrative Agent (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

9.4.1 it is not resident for tax purposes in the United
Kingdom and is beneficially entitled to its share of the Loan and the interest thereon; or

9.4.2 it is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and is beneficially entitled to its share of the Loan and the interest thereon,

and each Bank shall promptly notify the Administrative Agent if there is any change in its position from that set out above.

9.5 Withholding Tax
Each Bank agrees to furnish (if it is organised under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Borrowers prior to the time that the Borrowers are required to make any payment of principal, interest or fees hereunder, to such Bank, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and a Form W-8 and agrees to provide new Forms 4224 or 1001 and Form W-8, upon the expiration of any previously delivered from or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, and agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

 PRIVATE  10.  TAX RECEIPTS

10.1 Notification of Requirement to Deduct Tax
If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Administrative Agent.

10.2 Evidence of Payment of Tax
If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Administrative Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

10.3 Tax Credit Payment
If an additional payment is made under Clause 9 (Taxes) by the Borrower for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

10.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 9 (Taxes);
and

10.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by the Borrower.

10.4 Tax Credit Clawback
If any Finance Party makes any payment to the Borrower pursuant to Clause 10.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Borrower shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

10.5 Tax and Other Affairs
No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 9.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

 PRIVATE  11.  INCREASED COSTS

11.1 Increased Costs
If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

11.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's entering into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement;

11.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement;

11.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances or any Unpaid Sum' or

11.1.4 a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of its Facility Office by the jurisdiction in which it is incorporation or in which its Facility Office is located) on or calculated by reference to the amount of the Advances and/or to any sum received or receivable by it hereunder, then the Parent shall, from time to time on demand of the Administrative Agent, promptly pay to the Administrative Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in such rate of return of capital (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder) (ii) such cost or (iii) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank attributable to its funding or maintaining Advances) or (iv) such liability.

11.2 Increased Costs Claims
A Bank intending to make a claim pursuant to Clause 11.1
(Increased Costs) shall notify the Administrative Agent of the event giving rise to such claim, whereupon the Administrative Agent shall notify the Parent thereof.

 PRIVATE  12.  ILLEGALITY

If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Administrative Agent a notice to that effect and:12.1
Do not delete the paragraph number at the end of the above line.
       It is white in colour and will not be visible in the printed document.
12.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Commitment shall be immediately reduced to zero; and

12.1.2 if the Administrative Agent on behalf of such Bank so requires, the Borrower shall on such date as the Administrative Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

 PRIVATE  13.  MITIGATION

If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:13.1
Do not delete the paragraph number at the end of the above line.
       It is white in colour and will not be visible in the printed document.
13.1.1 an increase in any sum payable to it or for its account pursuant to Clause 9.1 (Tax Gross-up);

13.1.2 a claim for indemnification pursuant to Clause 9.2
(Tax Indemnity) or Clause 11.1 (Increased Costs); or

13.1.3 the reduction of its Available Commitment to zero or any repayment to be made by the Borrower pursuant to Clause 12 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 13.1.1, 13.1.2 and 13.1.3, such Bank shall promptly upon becoming aware of such circumstances notify the Administrative Agent thereof and, in consultation with the Administrative Agent and the Parent and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances, provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

 PRIVATE  14.  REPRESENTATIONS

Each Obligor makes the representations and warranties set out in Clause 14.1 (Status) to Clause 14.24 (Year 2000) and acknowledges that the Finance Parties have entered into this Agreement in reliance on those representations and warranties. The Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties.

14.1 Status
It is a corporation duly organised, existing and in good standing under the laws of the state of Delaware in the case of the Parent, with power to enter into this Agreement and the Security Documents to which it is a party and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Agreement and the Security Documents to which it is a party and its performance of its obligations hereunder has been duly taken. The Parent and each of its subsidiaries is qualified to conduct business and is in good standing in each state of the United States in which its ownership or use of property or conduct of business requires such qualification.

14.2 Governing Law and Judgments
In any proceedings taken in its Relevant Jurisdiction in relation to this Agreement and any of the Security Documents expressed to be governed by English law, the choice of English law as the governing law of this Agreement and such Security Documents and any judgment obtained in England will be recognised and enforced.

14.3 Binding Obligations
The obligations expressed to be assumed by it in this Agreement and the Security Documents to which it is a party are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof.

14.4 Execution of this Agreement
Its execution of this Agreement and its exercise of its rights and performance of its obligations hereunder do not and will not:

14.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

14.4.2 conflict with its constitutive documents; or

14.4.3 conflict with any applicable law.

It has the power to enter into this Agreement and all corporate and other action required to authorise the execution of this Agreement and the performance of its obligations hereunder has been duly taken.

14.5 No Winding-up
No member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation
(whether by voluntary arrangement, scheme of arrangement or otherwise) or the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

14.6 No Material Defaults
No member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect on the business or financial condition of any member of the Group.

14.7 No Material Proceedings
No action or administrative proceeding of or before any court or agency which might have a Material Adverse Effect on the business or financial condition of any member of the Group has been started or threatened.

14.8 Audited Financial Statements
The most recent audited financial statements of the Obligors
(other than the Parent) and the most recent audited consolidated financial statements of the Parent:

14.8.1 were prepared in accordance with accounting principles generally accepted in the United States of America and consistently applied;

14.8.2 disclose all liabilities to the extent required by US GAAP (contingent or otherwise) and all unrealised or anticipated losses of the Parent or, as the case may be, any member of the Group; and

14.8.3 save as disclosed therein, give a true and fair view of the financial condition and operations of the Parent or, as the case may be, the Group during the relevant financial year.

14.9 No Material Adverse Change
Since the date as at which the most recent audited financial statements of the Borrower and the most recent audited consolidated financial statements of the Parent were stated to be prepared, there has been no material adverse change in the business or financial condition of the Parent or, as the case may be, any member of the Group.

14.10 Written Information
All written information supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

14.11 Validity and Admissibility in Evidence
All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement and the Security Documents are legal, valid, binding and enforceable and (c) to make this Agreement and the Security Documents admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed.

14.12 Claims Pari Passu
Under the laws of its Relevant Jurisdiction in force at the date hereof, the claims of the Finance Parties against it under this Agreement and under the Security Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application or pursuant to Permitted Encumbrances.

14.13 No Filing or Stamp Taxes
Under the laws of its Relevant Jurisdiction in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or any Security Document. It has filed all tax returns, unless duly and properly extended or deferred in accordance with applicable law, each of which correctly represents all taxes payable, and has paid all taxes of every kind and nature required to be filed or paid by it.

14.14 Encumbrances
Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

14.15 No Deduction or Withholding
Under the laws of its Relevant Jurisdictions in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder.

14.16 Environmental Compliance
Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

14.17 Environmental Claims
No Environmental Claim has been commenced or (to the best of the Parent's knowledge and belief) is threatened against any member of the Group where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

14.18 No action required
No action, consent or approval of, registration or filing with or any other action by any governmental authority is or will be required in connection with the transactions contemplated by this Agreement except for such as will have been made or obtained and will be in force and effect as of the making of the first Advance.

14.19 Good title
Each Obligor has good and indefeasible title to, or valid leasehold interests in, all of its material properties and assets, except for Permitted Encumbrances and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilise such properties and assets for their intended purposes.

14.20 Subsidiaries
Schedule 1 sets forth as of the date of making of each Advance a list of all subsidiaries of the Parent. Each such subsidiary is a wholly-owned subsidiary. The shares of capital stock or other ownership interests issued by each such subsidiary are fully paid and non-assessable and are owned of record and beneficially by the Parent or a subsidiary thereof, free and clear of all Encumbrances other than Permitted Encumbrances.

14.21 Violation of Rules or Regulations
Neither any Obligor nor any material property of any Obligor is in violation of, nor will the continued operation of their material properties or assets as currently conducted violate any rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any governmental authority, where such violation could reasonably be expected to result in a Material Adverse Effect.

14.22 Margin Stock
No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as such term is defined in Regulation U of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America) and no part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or is inconsistent with, the provisions of Regulations T, U or X of such Regulations.

14.23 Investment Company
No Obligor is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 of the United States of America or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 of the United
States of America.

14.24 Year 2000
The Group's computer systems which are dependent on government satellites are not yet confirmed as Year 2000 compliant. Save as aforesaid, any reprogramming required to permit the proper functioning, in and following the Year 2000, of (a) the Group's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Group's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by 1 September 1999. The cost to the Group of such reprogramming and testing and of the reasonably foreseeable consequences of Year 2000 to the Group (excluding the failure of others' systems or equipment) should not result in an Event of Default or Potential Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Group are and, with ordinary course upgrading and maintenance, should continue for the term of this Agreement to be sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

14.25 Repetition of Representations
The Repeated Representations shall be deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on each date on which an Advance is or is to be made.

 PRIVATE  15.  FINANCIAL INFORMATION

15.1 Statements
15.1.1 Each Obligor shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Administrative Agent in sufficient copies for the Banks its financial statements (or, in the case of the Parent, the consolidated audited financial statements of the Group) for such financial year, audited (if required by the Security and Documentation Agent), by an internationally recognised firm of independent auditors licensed to practice in its jurisdiction of incorporation.

15.1.2 The Parent shall as soon as the same become available, but in any event within 60 days, after the end of the first three quarters in each financial year deliver to the Administrative Agent in sufficient copies for the Banks the unaudited consolidated financial statements of the Group for such period.

15.2 Requirements as to Financial Statements
Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 15 is certified by an Authorised Signatory of such Obligor as giving a true and fair view of its financial condition (or, in the case of financial statements of the Parent, the financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period.

15.3 Compliance Certificates
The Parent shall ensure that each set of annual financial statements delivered by it pursuant to Clause 15.1
(Statements) is accompanied by a Compliance Certificate signed by its President or Chief Financial Officer.

15.4 Other Financial Information
Each Obligor shall from time to time on the request of the Administrative Agent, furnish the Administrative Agent with such information about the business and financial condition of the Group as the Administrative Agent may reasonably require.

15.5 Accounting Policies
Each Obligor shall ensure that each set of financial statements delivered pursuant to this Clause 15 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the relevant Obligor, notifies the Administrative Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the auditors of such Obligor provide:

15.5.1 a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

15.5.2 sufficient information, in such detail and format as may be reasonably required by the Administrative
Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial
Statements,

and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

15.6 Information as to Guarantors
The Parent shall from time to time, on the request of the Administrative Agent, furnish the Administrative Agent with a report issued by its President or Chief Financial Officer confirming which of its subsidiaries are (i) Material Subsidiaries and (ii) whether any such Material Subsidiaries are tax resident in the United States of America.

 PRIVATE  16.  FINANCIAL CONDITION

16.1 Financial Condition
The Parent shall ensure that the financial condition of the Group, shall be such that:

16.1.1 Maximum Leverage Ratio
The ratio of (a) Funded Debt to (b) Total
Capitalisation is equal to or less than 0.65 to 1.00 for the first twelve months after the date hereof and is equal to or less than 0.60 to 1.00 at all times thereafter.

16.1.2 Interest Cover Ratio
The ratio of (a) Consolidated EBITDA to (b)
Consolidated Interest Expense is equal to or greater than 2.75 to 1.0.

16.1.3 Minimum Net Worth
Net Worth shall at all times be at least $80,000,000.

16.2 Minimum Value
16.2.1 If the Administrative Agent at any time determines that the aggregate of the Market Value of each of the Vessels as determined by reference to the most up-to-date valuation on an ongoing basis of the Vessels is less than 150% of the aggregate amount of all Tranche
2A Advances then outstanding (or the dollar equivalent thereof) (such requirement being the "Required Vessel
Security Coverage") then the Borrowers shall within ten business days after a request therefor from the Administrative Agent either:

(a) prepay an amount of the Tranche 2A Advance or Tranche 2A Advances then outstanding which shall be applied pro-rata in prepayment thereof, together with interest thereon and any amounts falling due as a result of such prepayment; or

(b) provide additional security acceptable to the Administrative Agent such that the Required Vessel Security Coverage is met.

16.2.2 If the Administrative Agent at any time determines that the aggregate of the Market Value of the Shares as determined by reference to the most up-to-date valuation of the Shares is less than 175% of the aggregate amount of all Tranche 2B Advances then outstanding (or the dollar equivalent thereof) (such requirement being the "Required Share Security
Coverage") then the Borrower shall within ten business days after a request therefor from the Administrative
Agent either:

(a) prepay an amount of the Tranche 2B Advance or Tranche 2B Advances then outstanding which shall be applied pro-rata in prepayment thereof, together with interest thereon and any amounts falling due as a result of such prepayment; or

(b) provide additional security acceptable to the Administrative Agent such that the Required Share Security Coverage is met.

16.3 Financial Definitions
In Clause 16.1 (Financial Condition) the following terms have the following meanings:

"Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense and (iii) amortisation expense all as determined for the Parent and its subsidiaries on a consolidated basis in accordance with U.S. GAAP.

"Consolidated EBIT" means, for any period, the sum of the amounts for such period of (i) consolidated net income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortisation or write-off deferred financing costs to the extent deducted in determining consolidated net income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined for the Parent and its subsidiaries on a consolidated basis in accordance with U.S. GAAP.

"Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to capital leases) of the Parent and its subsidiaries in accordance with U.S. GAAP on a consolidated basis with respect to all outstanding indebtedness of the Parent and its subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker acceptance financing.

"Funded Debt" means, on a consolidated basis for the Parent, the sum of (i) indebtedness for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with U.S. GAAP would be shown on the liability side of the balance sheet, (iii) the face amount of all letters of credit and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second person secured by any lien on any property of the Parent, or any of its subsidiaries, whether or not such indebtedness has been assumed, (v) all capitalised lease obligations, (vi) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted, i.e. take-or-pay and similar obligations, and (viii) all net obligations under interest rate agreements.

"Leverage Ratio" means the Parent's ratio of Funded Debt to Total Capitalisation.

"Net Worth" means, on a consolidated basis for the Parent, its shareholder equity (excluding treasury stock and cumulative translation) determined in accordance with U.S.
GAAP.

"Total Capitalisation" means the sum of Funded Debt and Net
Worth.

16.4 Financial Testing
The financial covenants set out in Clause 16.1 (Financial Condition) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 15 (Financial Information). The minimum value covenant set out in Clause 16.2 (Minimum Value) shall be confirmed in each Compliance Certificate delivered with each of the semi-annual financial statements pursuant to Clause 15 (Financial Information).

16.5 Accounting Terms
All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

 PRIVATE  17.  COVENANTS

17.1 Maintenance of Legal Validity
Each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement.

17.2 Insurance
The Parent shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

17.3 Environmental Compliance
The Parent shall ensure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

17.4 Environmental Claims
The Parent shall inform the Administrative Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Parent's knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

17.5 Notification of Events of Default
Each Obligor shall promptly inform the Administrative Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Administrative Agent, confirm to the Administrative Agent that, save as previously notified to the Administrative Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

17.6 Claims Pari Passu
Each Obligor shall ensure that at all times the claims of the Finance Parties against it under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are, preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application or pursuant to Permitted Encumbrances.

17.7 Negative Pledge

17.7.1 The Parent shall ensure that no member of the Group shall, without the prior written consent of the Instructing Group, create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets;

17.7.2 The prohibition in Clause 17.7.1 above shall not apply to the following:

(i) Encumbrances disclosed in writing to the Banks prior to the date hereof;

(ii) Permitted Encumbrances; and

(iii) Amounts payable by the Obligor under this Agreement which are equally and rateably secured by the Encumbrance to the satisfaction of the Administrative Agent or such other Encumbrance is provided as the Administrative Agent shall in its absolute discretion deem not materially less beneficial to the interests of the Banks.

17.8 Disposals
The Parent shall ensure that (disregarding sales of stock in trade in the ordinary course of business) no member of the Group shall, without the prior written consent of the Instructing Group sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part (the book value of which is 10 per cent. or more of the book value of the whole) of its revenues or its assets subject to any disposal pursuant to Clause 7.3 (Mandatory Repayments).

17.9 Mergers
The Parent shall ensure that no member of the Group shall, without the prior written consent of the Security and Documentation Agent merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction provided, however, nothing herein shall prohibit, nor shall prior written consent of the Security and Documentation Agent be required if (i) Gmrk, Inc., a Delaware company and wholly-owned subsidiary of the Parent, shall be merged or consolidated with and into the Parent, (ii) any Borrower and/or Guarantor, excluding the Parent, may consolidated with, merge into or transfer all or a part of its properties and assets to the Parent and/or any other Borrower and/or Guarantor and (iii) any Borrower and/or Guarantor, excluding the Parent, may merge with a wholly-owned subsidiary of the Parent that has no significant assets or liabilities and was incorporated solely for purpose of reincorporating or redomesticating such Borrower and/or Guarantor in a state of the United States of America or, if such Borrower and/or Guarantor was organised under the laws of a jurisdiction other than a state of the United States of America, in any such foreign country in which any other existing Borrower and/or Guarantor shall then be incorporated, provided further that in each case such merged entity continues to be a Borrower and/or Guarantor as provided herein.

17.10 Material Subsidiary
The Parent shall procure that each Material Subsidiary which is resident for tax purposes in the United States of America shall accede as a Guarantor in accordance with Clause 31
(Additional Guarantors).

17.11 Completion of Acquisition of Subsidiary, Alternative Security
Requirement
In respect of the acquisition of Shares, for which funds have been advanced under Tranche 2B, when, under the relevant jurisdiction a sufficient proportion of Shares are owned by the Group to effect a de-listing of the company whose shares which have been purchased by the Group or if, in the reasonable opinion of the Administrative Agent, there are no adequate minority shareholder rights in the relevant jurisdiction to prevent a corporate restructuring or sale of assets by such company and such actions are the intention of the company, the Parent shall procure that alternative security (in form and substance acceptable to the Banks) to the share pledge granted in favour of the Banks in connection with such acquisition, is promptly given in favour of the Banks.

17.12 Market Value of a Vessel
The Parent shall provide or procure the provision of, in relation to each Vessel, at the request of the Administrative
Agent, but no more frequently than semi-annually, a Borrower's Valuation Certificate, at the sole cost of the Parent.

 PRIVATE  18.  EVENTS OF DEFAULT

Each of Clause 18.1 (Failure to Pay) to Clause
18.17 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

18.1 Failure to Pay
An Obligor fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified herein or if such failure results solely from technical or administrative difficulties relating to the transfer of such sums, such failure is not remedied within three days.

18.2 Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

18.3 Specific Covenants
An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 15
(Financial Information) or Clause 17 (Covenants).

18.4 Financial Condition
At any time any of the requirements of Clause 16.1 (Financial
Condition) is not satisfied.

18.5 Other Obligations
An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or any other Finance Document and such failure, if capable of remedy, is not remedied within fourteen (14) days after the Administrative Agent has given notice thereof to such Obligor.

18.6 Cross Default
Any Financial Indebtedness of any member of the Group (other than indebtedness due to trade creditors incurred in the normal course of business which is disputed in good faith and by appropriate proceedings diligently conducted) is not paid when due, any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, provided that it shall not constitute an Event of Default if the aggregate amount (or its equivalent in dollars) of all such Financial Indebtedness is less than $500,000.

18.7 Insolvency and Rescheduling
Any member of the Group is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

18.8 Winding-up
Any member of the Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

18.9 Execution or Distress
Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any member of the Group or any event occurs which under the laws of any jurisdiction has a similar or analogous effect.

18.10 Ownership
Any Obligor (other than the Parent) ceases to be wholly owned by the Parent.

18.11 The Group's Business
Any member of the Group ceases to carry on the business it carries on at the date hereof or enters into any unrelated business.

18.12 Repudiation
An Obligor repudiates this Agreement or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement.

18.13 Illegality
At any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its obligations hereunder or under any other Finance Document to which such Obligor is a party or any of the obligations of an Obligor hereunder or under any such other Finance Document are not or cease to be legal, valid, binding and enforceable.

18.14 Material Adverse Change
Any circumstances arise which give grounds in the reasonable opinion of the Administrative Agent for belief that (a) the Parent may not (or may be unable to) perform or comply with its obligations hereunder, or any of the Security Documents to which it is a party, (b) the Administrative Agent shall have given to the Parent notice that it is of such opinion setting out in reasonable detail the grounds upon which such opinion is based and (c) after having given due regard to any representation made by the Parent during the period of ten days after the giving of such notice by the Administrative Agent, the Administrative Agent is of the same opinion upon the expiration of such period.

18.15 Change of Control
Any person obtains legal or beneficial ownership of 30 per cent. or more of the issued and outstanding capital stock of the Parent (excluding Lehman Bros. Inc. and its subsidiaries or affiliates, such legal or beneficial ownership not to exceed 51 per cent. of the issued and outstanding capital stock of the Parent).

18.16 Acceleration and Cancellation
Upon the occurrence of an Event of Default at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by notice to the
Borrower:

18.16.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare all or any part of the Advances to be due and payable on demand of the Administrative Agent; and/or

18.16.2 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

18.17 Advances Due on Demand
If, pursuant to Clause 18.15 (Acceleration and Cancellation), the Administrative Agent declares all or any part of the Advances to be due and payable on demand of the Administrative Agent, then, and at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrower:

18.17.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify; and/or

18.17.2 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank reduced to zero.

18.18 Length of Terms
If, pursuant to Clause 18.15 (Acceleration and Cancellation), the Administrative Agent declares the Advances to be due and payable on demand of the Administrative Agent, the Term in respect of any such Advance shall, if the Administrative Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 22.4 (Break Costs) to be of such length that it ends on the date that such demand is made.

 PRIVATE  19.  GUARANTEE AND INDEMNITY

19.1 Parent Guarantee and Indemnity
The Parent irrevocably and unconditionally:

19.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower
(other than the Parent) contained in the Finance
Documents and agrees to pay from time to time on demand any and every sum or sums of money which each Borrower
(other than the Parent) is at any time liable to pay to any Finance Party under or pursuant to the Finance
Documents and which has become due and payable but has not been paid at the time such demand is made; and

19.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of each Borrower
(other than the Parent) under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

19.2 Other Guarantors Guarantee and Indemnity
Each of the Guarantors (other than the Parent) irrevocably and unconditionally:

19.2.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Parent contained in the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which the Parent is at any time liable to pay to any Finance Party under or pursuant to the Finance
Documents and which has become due and payable but has not been paid at the time such demand is made; and

19.2.2 agrees as primary obligation to indemnify each Finance Party from time to time on demand by the Administrative Agent from and against any loss incurred by any Finance Party as a result of any of the obligations of the Parent under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against the Parent for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Parent.

19.3 Additional Security
The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

19.4 Continuing Obligations
The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Finance Documents and total satisfaction of all the Obligors' actual and contingent obligations under the Finance Documents.

19.5 Obligations not Discharged
Neither the obligations of each Guarantor herein contained
nor the rights, powers and remedies conferred in respect of
each Guarantor upon any Finance Party by the Finance
Documents or by law shall be discharged, impaired or
otherwise affected by:

19.5.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

19.5.2 any of the obligations of any Obligor or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

19.5.3 time or other indulgence being granted or agreed to be granted to any Obligor in respect of its obligations under the Finance Documents or under any such other security;

19.5.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor under the Finance Documents or under any such other security;

19.5.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Finance Documents;

19.5.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Finance Documents; or

19.5.7 any other act, event or omission which, but for this Clause 19.5, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

19.6 Settlement Conditional
Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

19.7 Exercise of Rights
No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law:

19.7.1 to make any demand of any Obligor;

19.7.2 to take any action or obtain judgment in any court against any Obligor;

19.7.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

19.7.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Finance Documents.

19.8 Deferral of Guarantor's Rights
Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under the Finance Documents or an Obligor is under any actual or contingent obligations under the Finance Documents, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under the Finance Documents:

19.8.1 to be indemnified by an Obligor; and/or

19.8.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance
Documents; and/or

19.8.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance
Documents or of any other security taken pursuant to, or in connection with, the Finance Documents by all or any of the Finance Parties.

19.9 Suspense Accounts
All moneys received, recovered or realised by a Bank by virtue of Clause 19.1 (Parent Guarantee and Indemnity) or Clause 19.2 (Other Guarantors Guarantee and Indemnity) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank hereunder. Each Obligor which has provided any such payment agrees that such Obligor shall have no interest in any such payment following payment whether or not such Bank has applied same and to the extent such Obligor has an interest in any such payment it grants the recipient Bank a security interest in same and in all claims in respect thereof.

 PRIVATE  20.  COMMITMENT COMMISSION AND FEES

20.1 Commitment Commission
The Parent shall procure that the Borrower shall pay to the Administrative Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate of one half of one
(1) per cent. per annum and payable in arrear on the undrawn amount of the Facility on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

20.2 Arrangement Fee
The Parent shall procure that the Borrower shall pay to The Chase Manhattan Bank, and Christiania Bank og Kreditkasse ASA the fees specified in the letter of even date herewith from The Chase Manhattan Bank and Christiania Bank og Kreditkasse ASA to the Borrower at the times, and in the amounts, specified in such letter.

20.3 Agency Fee
The Parent shall procure that the Borrower shall pay to the Administrative Agent for its own account the agency fees specified in the letter of even date herewith from the Administrative Agent to the Borrower at the times, and in the amounts, specified in such letter.

20.4 Security Agency Fee
The Parent shall procure that the Borrower shall pay to the Security and Documentation Agent for its own account the sums set out in and on the dates specified in a letter from the Parent to the Security and Documentation Agent.

20.5 Documentation Fee
The Parent shall procure that the Borrower shall pay the sums set out in and on the dates specified in a letter from the Parent to the Security and Documentation Agent.

 PRIVATE  21.  COSTS AND EXPENSES

21.1 Transaction Expenses
The Parent shall procure that the Borrower shall, from time to time on demand of the Administrative Agent, reimburse the Administrative Agent for all reasonable costs and expenses (including legal fees) together with any VAT (when properly assessed) thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement, any other document referred to in this Agreement and the completion of the transactions herein contemplated. The Administrative Agent or the Arrangers may pay for any such costs and expenses (including legal fees) together with any VAT thereon prior to receiving payment in respect thereof from the Borrower and (without prejudice to the provisions of this Agreement) the Administrative Agent or the Arrangers may debit an amount equal to any such reasonable costs and expenses (including legal fees) together with any VAT thereon to any account maintained by the Parent with any of them.

21.2 Preservation and Enforcement of Rights
The Parent shall, from time to time on demand of the Administrative Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under this Agreement and any other document referred to in this Agreement (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

21.3 Stamp Taxes
The Parent shall pay all stamp, registration and other taxes to which this Agreement, any other document referred to in this Agreement or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Administrative Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

21.4 Amendment Costs
If an Obligor requests any amendment, waiver or consent then the Parent shall, within five Business Days of demand by the Administrative Agent, reimburse the Finance Parties for all reasonable costs and expenses (including legal fees) together with any VAT (when properly assessed) thereon incurred by such person in responding to or complying with such request.

21.5 Banks' Liabilities for Costs
If the Parent fails to perform any of its obligations under this Clause 21, each Bank shall, in its Proportion, indemnify each of the Administrative Agent and the Arrangers against any loss incurred by any of them as a result of such failure.

 PRIVATE  22.  DEFAULT INTEREST AND BREAK COSTS

22.1 Default Interest Periods
If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 25 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 22) be selected by the Administrative Agent.

22.2 Default Interest
An Unpaid Sum shall bear interest during each Term in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply to an Advance in the amount and currency of such Unpaid Sum and for the same Term, provided that if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of the Term thereof:

22.2.1 the first such Term applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Term relating to that Advance; and

22.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due save that the Applicable Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

22.3 Payment of Default Interest
Any interest which shall have accrued under Clause 22.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of its Term or on such other dates as the Administrative Agent may specify by notice to such Obligor.

22.4 Break Costs
If any Bank or the Administrative Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of the Term thereof, the Parent shall pay to the Administrative Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (b) the amount of interest which in the opinion of the Administrative Agent would have been payable to the Administrative Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of the Term thereof.

 PRIVATE  23.  PARENT'S INDEMNITIES

23.1 Parent's Indemnity
The Parent undertakes to indemnify:

23.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Parent in the performance of any of the obligations expressed to be assumed by it in this Agreement;

23.1.2 the Administrative Agent against any cost or loss it may suffer or incur as a result of (a) its entering into, or performing, any foreign exchange contract for the purposes of Clause 25 (Payments) or (b) its implementing Clause 24.2 (Unavailability of ECU/ecu);

23.1.3 each Bank against any cost or loss it may suffer under Clause 21.5 (Banks' Liabilities for Costs) or
Clause 28.6 (Indemnification);

23.1.4 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Parent hereunder but not made by reason of the operation of any one or more of the provisions hereof; and

23.1.5 each Bank against any loss it may suffer or incur as a result of its funding its portion of any Advance which is denominated in dollars by reason of Clause 3.3
(Conditions for Drawing in an Optional Currency).

23.2 Currency Indemnity
If any sum (a "Sum") due from an Obligor under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

23.2.1 making or filing a claim or proof against such Obligor;

23.2.2 obtaining an order or judgment in any court or other tribunal; or

23.2.3 enforcing any order or judgment given or made in relation hereto,

the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First
Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

 PRIVATE  24.  CURRENCY OF ACCOUNT AND PAYMENT

24.1 Currency of Account
The dollar is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

24.1.1 each repayment of an Advance or Unpaid Sum or a part thereof shall be made in the currency in which such Advance or Unpaid Sum is denominated at the time of that repayment;

24.1.2 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

24.1.3 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

24.1.4 each payment pursuant to Clause 9.2 (Tax
Indemnity) or Clause 11.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

24.1.5 any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

24.2 Unavailability of ECU/ecu
If the Administrative Agent at any time prior to the Commencement Date determines (after consultation with the Reference Banks and the Banks) that:

24.2.1 the ECU has ceased to be utilised as the basic accounting unit of the European Community;

24.2.2 for reasons affecting the market in ecu generally, ecu are not freely traded between banks internationally; or

24.2.3 it is illegal, impossible or impracticable for payments to be made hereunder in ecu,

then the Administrative Agent may, in its discretion but after consultation with the Borrower and the Banks, declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in ecu shall be made in a component currency of the ecu or dollars (as selected by the Administrative Agent after consultation with the Reference Banks and the Banks) (the "Selected Currency").
The calculation of any amount to be paid in a Selected Currency shall be made by the Administrative Agent on the Valuation Day for value on the day that such payment is due (or, if such day is not a Business Day in the relevant Selected Currency, the next succeeding Business Day). The amount of the Selected Currency shall be the equivalent on the Valuation Day of the components of the ECU when it was most recently used in the European Monetary System, provided that if the ECU is being used by public institutions of or within the European Communities on the Valuation Day, the Administrative Agent shall calculate the equivalent of such payment in the Selected Currency by using the currency amounts that are components of the ECU which are used by such public institutions on the Valuation Day.

 PRIVATE  25.  PAYMENTS

25.1 Notification of Payments
Without prejudice to the liability of each party hereto promptly to pay each amount owing by it hereunder on the due date therefor, whenever a payment is expected to be made by any of the parties hereto, the Administrative Agent shall, at least two Business Days prior to the expected date for such payment, notify all the parties hereto of the amount, currency and timing of such payment and the identity of the party liable to make such payment.

25.2 Payments to the Administrative Agent
On each date on which this Agreement requires an amount denominated in dollars to be paid by an Obligor or any of the Banks, such Obligor or, as the case may be, such Bank shall make the same available to the Administrative Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) by 10.00 a.m. New York time to the Administrative Agent's account number 10934173 with Citibank, N.A. in the name of Christiania Bank og Kreditkasse, ASA (or such other account or bank as the Administrative Agent may have specified for this purpose). On each date on which this Agreement requires an amount denominated in a currency other than dollars to be paid by an Obligor or any of the Banks, such Obligor or, as the case may be, such Bank shall make the same available to the Administrative Agent for value on the due date at such time and in such funds and to such account with such bank as the Administrative Agent shall specify from time to time.

25.3 Payments by the Administrative Agent
Save as otherwise provided herein, each payment received by the Administrative Agent pursuant to Clause 25.2 (Payments to the Administrative Agent) shall:

25.3.1 in the case of a payment received for the account of a Borrower, be made available by the Administrative
Agent to an Obligor by application:

(a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

(b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment (or, in the case of ecu, in the financial centre designated by the Administrative Agent for this purpose) as such Obligor shall have previously notified to the Administrative Agent for this purpose; and

25.3.2 in the case of any other payment, be made available by the Administrative Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment (or, in the case of ecu, in the financial centre designated by the Administrative
Agent for this purpose) as such person shall have previously notified to the Administrative Agent.

25.4 No Set-off
All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

25.5 Clawback
Where a sum is to be paid hereunder to the Administrative Agent for account of another person, the Administrative Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Administrative Agent together with an amount sufficient to indemnify the Administrative Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

25.6 Partial Payments
If and whenever a payment is made by an Obligor hereunder the Administrative Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

25.6.1 first, in or towards payment of any unpaid costs and expenses of the Administrative Agent;

25.6.2 secondly, in or towards payment pro rata of any accrued interest due but unpaid;

25.6.3 thirdly, in or towards payment pro rata of any principal due but unpaid; and

25.6.4 fourthly, in or towards payment pro rata of any other sum due but unpaid.

25.7 Variation of Partial Payments
The order of payments set out in Clause 25.6 (Partial
Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 25.6.2, 25.6.3 and 25.6.4 of Clause 25.6 (Partial Payments) may be varied if agreed by all the Banks.

 PRIVATE  26.  SET-OFF

26.1 Contractual Set-off
Each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid.
 For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

26.2 Set-off not Mandatory
No Bank shall be obliged to exercise any right given to it by Clause 26.1 (Contractual Set-off).

 PRIVATE  27.  SHARING

27.1 Payments to Banks
If a Bank (a "Recovering Bank") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 25 (Payments), then such Recovering
Bank shall:

27.1.1 notify the Administrative Agent of such receipt or recovery;

27.1.2 at the request of the Administrative Agent, promptly pay to the Administrative Agent an amount (the
"Sharing Payment") equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 25.6 (Partial Payments).

27.2 Redistribution of Payments
The Administrative Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 25.6 (Partial Payments).

27.3 Recovering Bank's Rights
The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 27.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

27.4 Repayable Recoveries
If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

27.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 27.2 (Redistribution of Payments) shall, upon request of the Administrative
Agent, pay to the Administrative Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

27.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

27.5 Exception
This Clause 27 shall not apply if the Recovering Bank would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant
Obligor

27.6 Recoveries Through Legal Proceedings
If any Bank intends to commence any action in any court it shall give prior notice to the Administrative Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

 PRIVATE  28.  THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE
BANKS

28.1 Appointment of the Administrative Agent
Each of the Arrangers and the Banks hereby appoints the Administrative Agent to act as its agent in connection herewith and authorises the Administrative Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

28.2 Administrative Agent's Discretions
The Administrative Agent may:

28.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection herewith is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations hereunder and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

28.2.2 assume that the Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

28.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

28.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

28.2.5 rely upon any communication or document believed by it to be genuine;

28.2.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

28.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions;
and

28.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Parent is made on behalf of all the Obligors.

28.3 Administrative Agent's Obligations
The Administrative Agent shall:

28.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Administrative Agent from an Obligor hereunder;

28.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under this Agreement of which the Administrative Agent has notice from any other party hereto;

28.3.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and the Banks; and

28.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

The Administrative Agent's duties under this Agreement are solely mechanical and administrative in nature.

28.4 Excluded Obligations
Notwithstanding anything to the contrary expressed or implied herein, neither the Administrative Agent nor the Arrangers shall:

28.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection herewith is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations hereunder or (d) any breach of or default by an Obligor of or under its obligations hereunder;

28.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

28.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information expressly stated to the Administrative Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

28.4.4 be under any obligations other than those for which express provision is made herein; or

28.4.5 be or be deemed to be a fiduciary for any other party hereto.

28.5 Delegation
The Administrative Agent may delegate, transfer or assign to any subsidiary of Christiania Bank og Kreditkasse ASA or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it hereunder and the performance of its duties in accordance herewith, and such delegation, transfer or assignment may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as the Administrative Agent may think fit (and the term "Administrative Agent" as used in this Agreement shall include any such delegate).

28.6 Indemnification
Each Bank shall, in its Proportion, from time to time on demand by the Administrative Agent, indemnify the Administrative Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Administrative Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder (other than any which have been reimbursed by the Borrower pursuant to Clause 23.1 (Parent's Indemnity)).

28.7 Exclusion of Liabilities
Each of the Banks accepts that it is entering into this Agreement in reliance only on the representations of the Obligors in this Agreement and on its own investigations, that it has not relied on the Arrangers and that, except that in the case of fraud, it neither has nor will have any claims against the Arrangers arising from or in connection with this Agreement.

Except in the case of gross negligence or wilful default, none of the Administrative Agent and the Arrangers accepts any responsibility:

28.7.1 for the adequacy, accuracy and/or completeness of any information supplied by the Administrative Agent or the Arrangers, by an Obligor or by any other person in connection with this Agreement, the transactions herein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

28.7.2 for the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement; or

28.7.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement.

Accordingly, none of the Administrative Agent and the Arrangers shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

28.8 No Actions
Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Administrative Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 28.7 (Exclusion of Liabilities).

28.9 Business with the Group
The Administrative Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group whether or not it may or does lead to a conflict with the interests of any of the Banks. Similarly, the Administrative Agent or the Arrangers may undertake business with or for others even though it may lead to a conflict with the interests of any of the Banks.

28.10 Resignation
The Administrative Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Administrative Agent is appointed in accordance with the succeeding provisions of this Clause 28.

28.11 Successor Agent
If the Administrative Agent gives notice of its resignation pursuant to Clause 28.10 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Administrative Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Administrative Agent may appoint such a successor itself.

28.12 Rights and Obligations
If a successor to the Administrative Agent is appointed under the provisions of Clause 28.11 (Successor Agent), then
(a) the retiring Administrative Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 28 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

28.13 Own Responsibility
It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement including, but not limited to:

28.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

28.13.2 the legality, validity, effectiveness, adequacy and enforceability of this Agreement and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

28.13.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with this Agreement, the transactions herein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement; and

28.13.4 the adequacy, accuracy and/or completeness of any information provided by the Administrative Agent or the Arrangers, an Obligor, or by any other person in connection with this Agreement, the transactions contemplated herein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement.

Accordingly, each Bank acknowledges to the Administrative Agent and the Arrangers that it has not relied on and will not hereafter rely on the Administrative Agent and the Arrangers or any of them in respect of any of these matters.

28.14 Agency Division Separate
In acting as agent hereunder for the Banks, the Administrative Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 28, any information received by some other division or department of the Administrative Agent may be treated as confidential and shall not be regarded as having been given to the Administrative Agent's agency division.

 PRIVATE  29.  ASSIGNMENTS AND TRANSFERS

29.1 Binding Agreement
The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

29.2 No Assignments and Transfers by the Obligors
No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance
Documents.

29.3 Assignments and Transfers by Banks
Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 29.5 (Transfers by Banks) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution, subject to the Parent's consent, such consent not to be unreasonably withheld Provided the principal amount so assigned or transferred is not less than $10,000,000 and the principal amount of the principal amount (if any) retained by such Bank and the participation of the assignee or transferee is not less than $10,000,000.

29.4 Assignments by Banks
If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 29.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Administrative Agent confirming in favour of the Administrative Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Administrative Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

29.5 Transfers by Banks
If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 29.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Administrative Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Administrative Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Administrative Agent:

29.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations hereunder, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 29.5 as "discharged rights and obligations");

29.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

29.5.3 the Administrative Agent, the Arrangers, such
Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Administrative
Agent, the Arrangers and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

29.5.4 such Transferee shall become a party hereto as a "Bank".

29.6 Assignment and Transfer Fees
On the date upon which an assignment takes effect pursuant to Clause 29.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 29.5 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Administrative Agent for its own account a fee of $2,500.

29.7 Disclosure of Information
29.7.1 Any information disclosed by the Borrower to any of the Banks in connection herewith or in connection with the Security Documents shall be kept confidential by each of the Banks, Provided that:

(i) subject to the terms hereof each of the Banks may disclose to any other of the Banks any information about the Borrower or any of them;

(ii) each of the Banks shall be entitled to disclose such information:

(a) in connection with any proceedings arising out of or in connection with any Finance
Document;

b) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise;

(c) pursuant to any law or regulation in accordance with which that party is required or accustomed to act;

(d) to any governmental, banking or taxation authority;

(e) to its auditors or legal or other
professional advisers; or

(f) if the information is in the public domain.

29.7.2 Any of the Banks may, at any time with the prior consent of the Administrative Agent, such consent not to be unreasonably withheld, disclose to any actual or potential assignee or transferee which has executed a confidentiality undertaking in favour of the Administrative Agent in a form acceptable to the Administrative Agent any information such Bank has obtained about the Obligor Provided always that no person may disclose any information that they may have obtained about the Obligor or any of them, to any person which it is aware is a supplier, competitor or customer of any member of the Group.

29.8 Notification
The Administrative Agent shall within fourteen days of receiving a Transfer Certificate notify the Borrower of any assignment or transfer completed pursuant to this Clause 29
(Assignments and Transfers).

 PRIVATE  30.  ADDITIONAL BORROWERS

30.1 Request for Additional Borrower
The Parent may request that any of its subsidiaries become an Additional Borrower by delivering to the Administrative Agent a Borrower Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 5 (Additional Conditions Precedent) in relation to such subsidiary.

30.2 Borrower Conditions Precedent
A company, in respect of which the Parent has delivered a Borrower Accession Memorandum to the Administrative Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been a Borrower on the date on which the Administrative Agent notifies the Parent that:

30.2.1 an Instructing Group accepts the Parent's request in respect of such subsidiary; and

30.2.2 the Administrative Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in Schedule 5 (Additional Conditions
Precedent) in relation to such subsidiary,

unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

30.3 Resignation of a Borrower
If at any time a Borrower (other than the Parent) is under no actual or contingent obligation under or pursuant to any Finance Document, the Parent may request that such Borrower shall cease to be a Borrower by delivering to the Administrative Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Administrative Agent on the date on which it notifies the Parent that it is satisfied that such Borrower is under no actual or contingent obligation under or pursuant to any Finance Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date.

 PRIVATE  31.  ADDITIONAL GUARANTORS

31.1 Request for Additional Guarantor
The Parent may request that any of its subsidiaries become an Additional Guarantor by delivering to the Administrative Agent a Guarantor Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 5 (Additional Conditions Precedent) in relation to such subsidiary.

31.2 Guarantor Conditions Precedent
A company, in respect of which the Parent has delivered a Guarantor Accession Memorandum to the Administrative Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Administrative Agent notifies the Parent that it has received, in form and substance satisfactory to it, all the documents and other evidence listed in Schedule 5 (Additional Conditions Precedent).

31.3 Resignation of a Guarantor
The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Notice. The Agent shall accept such Resignation Notice and notify the Parent of its acceptance (whereupon such Guarantor shall immediately cease to be a Guarantor and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date) if:

31.3.1 the Parent's auditors have confirmed that, as at the date of such Resignation Notice, such Guarantor is not a Material Subsidiary; and

31.3.2 an Instructing Group has consented to such request,

unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such cessation.

 PRIVATE  32.  ECONOMIC AND MONETARY UNION

32.1 Coming into Effect of Provisions
Clause 32.2 (Redenomination and Alternative Currencies) to Clause 32.8 (Rounding and Other Consequential Changes) (inclusive) shall come into effect on the Commencement Date provided that, if and to the extent that any such Clause relates to any state (or the currency of such state) which shall not be a participating member state on the Commencement Date, such Clause shall come into effect in relation to such state (and the currency of such state) on and from the date on which such state becomes a participating member state.

32.2 Redenomination and Alternative Currencies
Each obligation under this Agreement which has been denominated in a national currency unit shall be redenominated into the euro unit in accordance with EMU legislation. However if and to the extent that any EMU legislation provides that an amount (which is (a) denominated either in the euro or in the national currency unit of a participating member state and (b) payable within that participating member state by crediting an account of the creditor) can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

32.3.Advances
Any Advance in the currency of a participating member state shall be made in the euro unit.

32.4 Business Days
In relation to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a Business Day shall be construed as a reference to a day
(other than a Saturday or Sunday) on which banks are generally open for business in:

32.4.1 London, Oslo and New York City; and

32.4.2 the principal financial centre in such participating member state or states as the Administrative Agent shall from time to time nominate for this purpose.

32.5 Payments to the Agent
Clause 25.2 (Payments to the Administrative Agent)] shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial centre in such participating member state (or in London) as the Administrative Agent shall from time to time nominate for this purpose.

32.6 Payments by the Administrative Agent to the Banks
Any amount payable by the Administrative Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit.

32.7 Payments System and the Administrative Agent
In relation to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Banks for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial centre in the participating member state which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this Clause 32.7, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

32.8 Rounding and Other Consequential Changes
Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation:

32.8.1 each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative
Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and

32.8.2 save as expressly provided in this Clause 32, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states, provided that this Clause shall not reduce or increase any actual or contingent liability arising under this Agreement.

 PRIVATE  33.  CALCULATIONS AND EVIDENCE OF DEBT

33.1 Basis of Accrual
Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

33.2 Proportionate Reductions
Any repayment of an Advance denominated in an Optional
Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Dollar Amount of such Advance proportionately.

33.3 Quotations
If on any occasion a Reference Bank or Bank fails to supply the Administrative Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Administrative Agent, provided that, in relation to determining LIBOR, this Clause 33.3 shall not apply if only one Reference Bank supplies a quotation.

33.4 Evidence of Debt
Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

33.5 Control Accounts
The Administrative Agent shall maintain on its books a control account or accounts in which shall be recorded
(a) the amount of any Advance or Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Administrative Agent hereunder and each Bank's share therein.

33.6 Prima Facie Evidence
In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 33.4 (Evidence of Debt) and Clause 33.5 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

33.7 Certificates of Banks
A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 9.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 10.3 (Tax Credit Payment) or Clause 10.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

33.8 Administrative Agent's Certificates
A certificate of the Administrative Agent as to the amount at any time due from the Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from the Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 19 (Guarantee and Indemnity).

 PRIVATE  34.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

34.1 Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

34.2 Partial Invalidity
If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

 PRIVATE  35.  NOTICES

35.1 Communications in Writing
Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

35.2 Addresses
Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Administrative Agent, specified another address or fax number) be made or delivered to the address or fax number:

35.2.1 in the case of the Obligors and the Administrative
Agent, identified with its name below;

35.2.2 in the case of each Bank, notified in writing to the Administrative Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer
Certificate to which it is a party as Transferee); and

35.2.3 in the case of each Acceding Obligor, in the relevant Accession Memorandum;

provided that not more than one address may be specified by each party pursuant to this Clause 35.2 at any time.

35.3 Delivery
Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall:

35.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

35.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at such address, provided that any communication or document to be made or delivered to the Administrative Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Administrative Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

35.4 Indemnity for Faxes not received
The Borrower shall indemnify each of the Administrative Agent, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon which any of them may sustain or incur as a consequence of any fax originating from an Obligor not being actually received by the intended recipient hereof or any fax purporting to originate from an Obligor being made or delivered fraudulently.

35.5 Notification of Changes
Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Administrative Agent shall notify the other parties hereto of such change.

35.6 English Language
Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

35.7 Deemed Receipt by the Obligors
Any communications or document made or delivered to the Parent in accordance with Clause 35.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

 PRIVATE  36.  COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

 PRIVATE  37.  AMENDMENTS

37.1 Amendments
The Administrative Agent, if it has the prior consent of an Instructing Group, and the Obligors may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors, provided that no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party.

37.2 Amendments Requiring the Consent of all the Banks
An amendment or waiver which relates to:

37.2.1 Clause 27 (Sharing) or this Clause 37;

37.2.2 reducing the proportion of any amount received or recovered in respect of any amount due from the Borrower hereunder to which any Bank is entitled;

37.2.3 a change in the principal amount of or currency of any Advance, or extending the term of the Facility or the Term of any Advance;

37.2.4 a change in the Applicable Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

37.2.5 Clause 16 (Financial Condition) or Clause 17.7
(Negative Pledge);

37.2.6 the conditions set out in Clause 3.4 (Drawdown
Conditions) if an Event of Default or Potential Event of Default which relates to a Repeated Representation, Clause 16.1 (Financial Condition) or Clause 17.7
(Negative Pledge) is continuing;

37.2.7 the definition of Event of Default, Instructing
Group, Permitted Encumbrance, Potential Event of
Default, Encumbrance or Financial Indebtedness; or

37.2.8 any provision which contemplates the need for the consent or approval of all the Banks,

shall not be made without the prior consent of all the Banks.

37.3 Exceptions
Notwithstanding any other provisions hereof, the Administrative Agent shall not be obliged to agree to any such amendment or waiver if the same would:

37.3.1 amend or waive this Clause 37, Clause 21 (Costs and Expenses) or Clause 28 (The Administrative Agent, the Arrangers and the Banks); or

37.3.2 otherwise amend or waive any of the Administrative
Agent's rights hereunder or subject the Administrative
Agent or the Arrangers to any additional obligations hereunder;

37.3.3 any release of any Guarantor from its obligations under Clause 19 (Guarantee and Indemnity); and

37.3.4 amend or waive Clause 30 (Additional Borrowers) or
Clause 31 (Additional Guarantors).

 PRIVATE  38.  GOVERNING LAW

This Agreement are governed by English law.

 PRIVATE  39.  JURISDICTION

39.1 English Courts
The courts of England have jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with, this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

39.2 Convenient Forum
Each Obligor waives, in any proceeding referred to in Clause
39.1 (English Courts) (each a "Proceeding"), any claim or defence that the courts of England are not the proper venue or are not the most appropriate and convenient forum.

39.3 Non-Exclusive Jurisdiction
This Clause 39 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 39.1 (English
Courts), it does not prevent any Finance Party from taking
Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

39.4 Service of Process in England
Each Obligor agrees that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on it:

39.4.1 in the case of each Borrower, on Gulf Offshore
N.S. Limited, 10 Charlotte Street, London SW13 9Q5 or, if different, its registered office;

39.4.2 in the case of a Guarantor, on name of process agent in England at address of process agent or, if different, its registered office.

39.5 Default Process Agents
If the appointment of any of the persons mentioned in Clause
39.4 (Service of Process in England) ceases to be effective, the relevant Obligor shall immediately appoint another person in England to accept service of process on its behalf. If an Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Administrative Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. Clause 39.4 (Service of Process in England) and this Clause
39.5 apply to Proceedings in England and elsewhere.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


SCHEDULE 1

The Companies

1. Gulf Offshore Marine International Inc.

2. Gulf Offshore N.S. Limited

3. GulfMark Norges A.S.


SCHEDULE 2

Part 1
Tranche 1

The Banks

Bank                                         Commitment ($)


The Chase Manhattan Bank, London Branch      12,500,000

Christiania Bank og Kreditkasse ASA          12,500,000






Part II
Tranche 2A

The Banks


Bank                                        Commitment ($)


The Chase Manhattan Bank, London Branch      12,500,000

Christiania Bank og Kreditkasse ASA          12,500,000



Part III
Tranche 2B

The Banks


Bank                                        Commitment ($)


The Chase Manhattan Bank, London Branch     12,500,000

Christiania Bank og Kreditkasse ASA         12,500,000

SCHEDULE 3

Form of Transfer Certificate

To: [        ]

TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied,
novated or supplemented, the "Loan Agreement") dated [     ] June
1998 whereby a U.S.$50,000,000 multicurrency revolving loan facility was made available to GulfMark Offshore, Inc. as Tranche 1 Borrower, Tranche 2 Borrower and Parent, Christiania Bank og Kreditkasse ASA as Administrative Agent and Arranger and The Chase Manhattan Bank, London as Security and Documentation Agent, and as Arrangers..

1. Terms defined in the Loan Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto, Parts I and II, under the heading "Bank's Commitment" or "Advance(s)" accurately summarises its Commitment and/or, as the case may be, its participation in, and the Term and Repayment Date of, one or more existing Advances and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Administrative Agent at its address for the service of notices specified in the Loan Agreement.

3. The Transferee hereby requests the Administrative Agent to accept this Transfer Certificate as being delivered to the Administrative Agent pursuant to and for the purposes of Clause 29.6 (Transfers by Banks) of the Loan Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Loan Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement will be assumed by it after delivery of this Transfer Certificate to the Administrative Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Loan Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Loan Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Loan Agreement (or any document relating thereto) of its obligations under any such document.
 The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b).

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


THE SCHEDULE

1. Bank:

2. Transferee:

3. Transfer Date:

4. Commitment:

Bank's Commitment	Portion Transferred

5. Advance(s):

Amount of Term and
Bank's Participation     Repayment Date     Portion Transferred


[Transferor Bank]       [Transferee Bank]

By:                      By:

Date:                    Date:

ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments
in dollars:

Telex:

[Fax:]

Telephone:

SCHEDULE 4

Part I
Conditions Precedent to Drawdown

1. In relation to each Obligor:

(a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of the constitutional documents of such Obligor;

(b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of a board resolution of such Obligor approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto;

(c) a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto; and

(d) a certificate of an Authorised Signatory of such Obligor confirming that utilisation of the Facility would not breach any restriction of its borrowing powers.

2. A copy, certified a true copy by or on behalf of each Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each Obligor to perform its obligations hereunder.

3. An opinion of the Bank's local Counsel in the jurisdiction of incorporation of each Obligor which is incorporated in a jurisdiction other than England and Wales satisfactory in form and substance to the Administrative Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

4. A letter from the Parent to the Administrative Agent
(attaching supporting advice from the Parent's English solicitors) confirming that no Guarantor is prohibited by section 151 of the Companies Act 1985 from entering into this Agreement and performing its obligations hereunder.

5. An opinion of Clifford Chance, solicitors to the Administrative Agent, in substantially the form distributed to the Banks prior to the signing of this Agreement.

6. Evidence that the fees, costs and expenses required to be paid by the Borrower pursuant to Clause 21 have been paid.

7. A copy, certified a true copy by an Authorised Signatory of each Obligor, of the Original Financial Statements of such Obligor.

8. A copy, certified a true copy by an Authorised Signatory of each Obligor, of the Original Financial Statements of such Obligor.

9. Evidence that Gulf Offshore N.S. Limited has agreed to act as the agent of the Obligors for the service of process in England.

10. A certificate of the Parent's auditors confirming which Companies within the Group are material subsidiaries.

11. Confirmation of closing of the senior note to be sold by the Parent and the raising of a minimum gross amount of $129,569,700.

12. Repayment of existing indebtedness and release of Encumbrances (excluding indebtedness relating to Permitted
Encumbrances and Permitted Encumbrances) pursuant to:

(i) a Loan Agreement dated 11 June 1997 with, inter alia, the Christiania Bank og Kreditkasse S.A. a party thereto;

(ii) a Loan Agreement dated 4 February 1998 with, inter alia, the Christiania Bank og Kreditkasse S.A. a party thereto;

(iii) a Facility Agreement dated 26 July 1996 with, inter alia, The Chase Manhattan Bank a party thereto;

(iv) a Facility Agreement dated 20 October 1995 with, inter alia, The Chase Manhattan Bank a party thereto;

(v) a Loan Agreement dated 17 December 1997, as amended, with, inter alia, Nordlandsbanken ASA a party thereto.


Part II
Condition precedent to Tranche 2A Advance

Such additional conditions precedent as the Administrative Agent and the Security and Documentation Agent may normally require.


Part III
Conditions precedent to Tranche 2B Advance



Condition precedent to contain repetition of those listed in Part
II of this Schedule together with specific conditions precedent relating to the Shares.

SCHEDULE 5

Additional Conditions Precedent for New Borrowers


1. A copy, certified as at the date of the relevant Accession
Memorandum a true and up-to-date copy by an Authorised
Signatory of the proposed Additional Obligor, of the constitutional documents of such proposed Additional Obligor.

2. A copy, certified as at the date of the relevant Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Obligor, of a board resolution of such proposed Additional Obligor approving the execution and delivery of an Accession Memorandum, the accession of such proposed Additional Obligor to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed
Additional Obligor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Obligor, the Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

4. A certificate of an Authorised Signatory of the proposed
Additional Obligor confirming that the utilisation of the Facilities would not breach any restriction of its borrowing powers.

5. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Accession Memorandum legal, valid, binding and enforceable, to make such Accession Memorandum admissible in evidence in the proposed Additional Obligor's jurisdiction of incorporation and to enable the proposed Additional Obligor to perform its obligations thereunder and under the other Finance Documents.

6. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Obligor, of its latest financial statements.

7. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction in form and substance satisfactory to the Administrative Agent.

8. If the proposed Additional Obligor is to become a Guarantor and is incorporated in England and Wales, a letter from the Parent to the Administrative Agent (attaching supporting advice from the Parent's English solicitors) confirming that such proposed Additional Obligor is not prohibited by section 151 of the Companies Act 1985 from entering into the Finance Documents and performing its obligations thereunder.

9. An opinion of Clifford Chance, solicitors to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

10. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Accession Memorandum has agreed to act as its agent for the service of process in England.

SCHEDULE 6

Notice of Drawdown

From:  GulfMark Offshore, Inc.

To:  Christiania Bank og Kreditkasse ASA

Dated:


Dear Sirs,

1. We refer to the agreement (the "Loan Agreement") dated
[        ] June 1998 and made between GulfMark Offshore, Inc.
as borrower, Christiania Bank og Kreditkasse ASA as administrative agent and the financial institutions named therein as banks. Terms defined in the Loan Agreement shall have the same meaning in this notice.

2. This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Loan
Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

(a) Currency and Amount:

(b) Drawdown Date:

(c) Term:

4. The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully

 .............................
Authorised Signatory
for and on behalf of
GulfMark Offshore, Inc.

SCHEDULE 7

Ecu

The ECU is from time to time used as the unit of account of the European Communities. Changes to the ECU may be made by the European Communities, in which event the ECU will change accordingly. However, under Article 109G of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty contemplates that European monetary union will occur in three stages, the second of which began on 1 January 1994 (following the entry into force of the Treaty on European Union). The Treaty provides that, at the start of the third stage of European monetary union, the value of the ECU as against the currencies of the member states participating in the third stage (and the conversion rates at which such currencies shall be substituted by the ECU) will be irrevocably fixed, and the ECU will become a currency in its own right. In contemplation of that third stage, the European Council meeting in Madrid on 16 December 1995 decided that the name of that currency will be the euro and that, in accordance with the Treaty, substitution of the euro for the ECU (and of references to the euro for references to the ECU) will be at the rate of one euro for one ECU. From the start of the third stage of European monetary union, all payments expressed to be payable in ECU, or sums to be calculated by reference to ECU, will be payable in, or calculated by reference to, euro at the rate then established in accordance with the Treaty.

SCHEDULE 8

Existing Encumbrances

1. Security deposit (bond) of $51,000 from the Chase Manhattan Bank, London Branch to British Marine Mutual Shipowners' Protection and Indemnity Association for the benefit of GulfMark Offshore, Inc. and its subsidiaries and affiliates to secure the payment of an "exit and release call", if any.

2. First Standard Security (legal charge) over Gulf Offshore
N.S. Limited's (GONS) interest in 186 to 190 Market Street,
Aberdeen in favour of The Royal Bank of Scotland plc to secure a loan of ?380,000 made by the bank to GONS.



SCHEDULE 9

Form of Compliance Certificate


To:  Christiania Bank og Kreditkasse ASA


Date:

Dear Sirs,

We refer to an agreement (the "Loan Agreement" dated [      ]
June, 1998 and made between GulfMark Offshore, Inc. as borrower, Christiania Bank og Kreditkasse ASA as administrative agent and the financial institutions defined therein as Banks.

Terms defined in the Loan Agreement shall bear the same meaning herein.

We confirm that:

[Insert details of financial covenants to be certified]

We confirm that the following companies constitute Material
Subsidiaries for the purposes of this Loan Agreement:

[      ]


Signed: ...............           ...............
         Director                 Director


or


 .....................
for and on behalf of
name of auditors of the Parent

SCHEDULE 10

Form of Borrower Accession Memorandum


To: Christiania Bank og Kreditkasse ASA as Administrative Agent

From: Subsidiary
and
Parent

Dated:

Dear Sirs,

1. We refer to an agreement (the "Loan Agreement") dated [
              ], 1998 and made between a group of borrowers including GulfMark Offshore, Inc. (the "Parent"), Christiania Bank og, Kreditkasse ASA as administrative agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Loan Agreement shall bear the same meaning herein.

3. The Parent requests that [Subsidiary] become an Additional
Borrower pursuant to Clause 30.1 (Request for Additional
Borrowers) of the Loan Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Parent a true and up-to-date copy of the Loan Agreement.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Loan Agreement by a Borrower and agrees that it shall be bound by the Loan Agreement in all respects as if it had been an original party thereto.

7. The Parent confirms that, if [Subsidiary] is accepted as an Additional Borrower, its guarantee obligations pursuant to Clause 19 (Guarantee and Indemnity) of the Loan Agreement will apply to all the obligations of Subsidiary under the Finance Documents in all respects in accordance with the terms of the Loan Agreement.

8. The Parent:

8.1 repeats the Repeated Representations; and

8.2 confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

9. [Subsidiary] makes the representations and warranties set out in Clause 14.1 (Status) to Clause 14.21 (Year 2000).

10. [Subsidiary's] administrative details are as follows:

Address:

Fax No.:

11. Process Agent
[Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at name of process agent in England at address of process agent or, if different, its registered office. If the appointment of the person mentioned above ceases to be effective, [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Administrative Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

12. This Memorandum shall be governed by English law.

[Parent]                     [Subsidiary]

By: ........................By:
 ................................











SCHEDULE 11

Form of Guarantor Accession Memorandum


To: Christiania Bank og, Kreditkasse ASA as Administrative Agent

From:  [Subsidiary]
                  and
             [Parent]

Dated:

Dear Sirs,

1. We refer to an agreement (the "Loan Agreement") dated [
             ], 1998 and made between a group of borrowers including GulfMark Offshore, Inc. (the "Parent"), Christiania Bank og, Kreditkasse ASA as administrative agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Loan Agreement shall bear the same meaning herein.

3. The Parent requests that [Subsidiary] become an Additional
Guarantor pursuant to Clause 31.1 (Request for Additional
Guarantors) of the Loan Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Parent a true and up-to-date copy of the Loan Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Loan Agreement by a Guarantor and agrees that it shall be bound by the Loan Agreement in all respects as if it had been an original party thereto.

7. The Parent:

(a) repeats the Repeated Representations; and

(b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Guarantor.

8. [Subsidiary] makes the representations and warranties set out in Clause 14.1 (Status) to Clause 14.24 (Year 2000).

9. [Subsidiary's] administrative details are as follows:

Address:

Fax No.:

10. Process Agent
[Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at name of process agent in England at address of process agent or, if different, its registered office. If the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Administrative Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11. This Memorandum shall be governed by English law.

[Parent]                         [Subsidiary]

By: .............................By:
 ................................







SCHEDULE 12

Form of Resignation Notice


To:  Christiania Bank og, Kreditkasse ASA

From:  [Parent]

Dated:

Dear Sirs,

1. We refer to an agreement (the "Loan Agreement") dated [    ],
1998 and made between a group of borrowers including GulfMark
Offshore, Inc. (the "Parent"), Christiania Bank og,
Kreditkasse ASA as administrative agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Loan Agreement shall bear the same meaning herein.

3. We declare that [name of Borrower] is under no actual or contingent obligation under any Finance Document in its capacity as a Borrower.

4. Pursuant to Clause 30.3 (Resignation of Borrower)]/31.3
(Resignation of Guarantor)] we hereby request that [name of Obligor] shall cease to be a [Borrower]/[Guarantor] under the Loan Agreement.

5. We hereby confirm that [[name of resigning Guarantor] is not a Material Subsidiary.

Yours faithfully


[the Parent]



SIGNATURES


The Tranche 1 Borrower, the Tranche 2 Borrower and the Parent

GULFMARK OFFSHORE, INC.

By:

Address:

Fax:



The Administrative Agent, Arranger and as a Bank

CHRISTIANIA BANK OG KREDITKASSE ASA

By:  ULE E. AASLAND
     TOM C. KUHNLE

Address:

Fax:



The Security and Documentation Agent, Arranger and as a Bank

THE CHASE MANHATTAN BANK, LONDON BRANCH

By:  JAMES G. HAYNES

Address:  125 LONDON WALL
          LONDON EC2Y 5AJ

Fax:  0171 777 1598